Exhibit 10.2

U.S. Department of Justice
Andrew E. Lelling
United States Attorney
District of Massachusetts
Main Reception: (617) 748-3100	John Joseph Moakley United States Courthouse
1 Courthouse Way
Suite 9200
Boston, Massachusetts 02210

February 25, 2020

Alejandro N. Mayorkas, Esq.

WilmerHale, LLP

1875 Pennsylvania Avenue NW

Washington, DC 20006

Re:	United States v. Bay State Gas Company, d/b/a Columbia Gas of Massachusetts

Criminal No.

Dear Counsel:

The United States Attorney for the District of Massachusetts (“the U.S. Attorney”) and your client, Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts (“Defendant”), agree as follows with respect to the above-referenced case:

1.	Change of Plea

At the earliest practicable date, Defendant will waive Indictment and plead guilty to Count One of the Information, attached to this agreement as Exhibit A, charging the Knowing and Willful Failure to Prepare and Follow a Procedure for the Starting Up and Shutting Down of a Pipeline Designed to Assure Operation within the Maximum Allowable Operating Pressure, in violation of 49 U.S.C. § 60123(a), 49 U.S.C. § 60118(a), and 49 C.F.R. §§ 192.605(a) and 192.605(b)(5). Defendant admits that it committed the crime specified in Count One and is in fact guilty.

2.	Penalties

Defendant faces the following maximum penalties:

a.	A fine of not more than the greater of twice the gross gain or twice the gross loss, whichever is greater, pursuant to 18 U.S.C. § 3571(d);

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b.	A term of probation of not less than one (1) year nor more than three (3) years, pursuant to 18 U.S.C. § 3561(c)(1);

c.	Restitution to any victim of the offense; and

d.	A mandatory special assessment of $400, pursuant to 18 U.S.C. § 3013(c)(2)(B).

3.	Fed. R. Crim. P. 11(c)(1)(C) Plea

This Plea Agreement is made pursuant to Fed. R. Crim. P. 11(c)(1)(C), and Defendant’s guilty plea will be tendered pursuant to that provision. In accordance with Rule 11(c)(1)(C), if the District Court (“Court”) accepts this Plea Agreement, the Court must include the agreed disposition in the judgment. If the Court rejects any aspect of this Plea Agreement, the U.S. Attorney or Defendant may deem the Plea Agreement null and void. Defendant understands and acknowledges that it may not withdraw its plea of guilty unless the Court rejects this Plea Agreement under Fed. R. Crim. P. 11(c)(5).

4.	Sentencing Guidelines

The parties agree jointly to take the following positions at sentencing under the United States Sentencing Guidelines (“USSG” or “Guidelines”) and other applicable law.

a)

No guideline under the USSG has been promulgated for the violation to which Defendant is pleading guilty, specifically, a violation of 49 U.S.C. §§ 60123(a), and 60118(a) and 49 C.F.R. §§ 192.605(a) and 192.605(b)(5). See USSG §§ 2X5.1;

b)	Pursuant to USSG § 2X5.1, the most analogous guideline for the facts and circumstances of this case is USSG § 2Q1.2 as it pertains to the Mishandling of Hazardous or Toxic Substances.

c)	Pursuant to USSG § 2Q1.2(a), Defendant’s base offense level is 8;

d)	Defendant’s offense level is increased by 6 levels, because pursuant to USSG § 2Q1.2(b)(1)(A) the offense resulted in, by analogy, an ongoing and continuous discharge of natural gas;

e)	Defendant’s offense level is increased by 9 levels, because pursuant to USSG § 2Q1.2(b)(2) the offense resulted in a substantial likelihood of death and serious bodily injury;

f)

In accordance with USSG § 3E1.1, based on Defendant’s prompt acceptance of responsibility for the offense of conviction in this case, the adjusted offense level is reduced by three, resulting in a total adjusted offense level 20.

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g)

Since USSG § 2Q1.2 is not covered by USSG § 8C2.1, the applicable fine is determined by USSG § 8C2.10, which provides that the Court “should determine an appropriate fine by applying the provisions of 18 U.S.C. §§ 3553 and 3572.”

The U.S. Attorney’s agreement that the disposition set forth below is appropriate in this case is based, in part, on Defendant’s prompt acceptance of responsibility for the offense of conviction in this case, Defendant’s voluntary payments of restitution to the victims of the offense, and Defendant’s parent company, NiSource, Inc.’s (“NiSource”), agreement to use reasonable best efforts to sell Defendant or Defendant’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170, upon the completion of which: (1) NiSource will cease and desist any and all gas pipeline and gas distribution activities in the District of Massachusetts; and (2) NiSource will pay a fine equal to the amount of any profit or gain NiSource realized from any such sale.

The U.S. Attorney may, at his sole option, be released from his commitments under this Plea Agreement, including, but not limited to, his agreement that Paragraph 5 constitutes the appropriate disposition of this case, if at any time between Defendant’s execution of this Plea Agreement and sentencing, Defendant:

(a)	Fails to admit a complete factual basis for the plea;

(b)	Fails to truthfully admit Defendant’s conduct in the offense of conviction;

(c)	Falsely denies, or frivolously contests, relevant conduct for which Defendant is accountable under USSG § 1B1.3;

(d)	Fails to provide truthful information about Defendant’s financial status and/or Defendant’s payments to victims of the offense of conviction;

(e)	Gives false or misleading testimony in any proceeding relating to the criminal conduct charged in this case and any relevant conduct for which Defendant is accountable under USSG § 1B1.3;

(f)	Engages in acts that form a basis for finding that Defendant has obstructed or impeded the administration of justice under USSG § 3C1.1;

(g)	Commits a crime; or

(i)	Attempts to withdraw Defendant’s guilty plea.

Nothing in this Plea Agreement affects the U.S. Attorney’s obligation to provide the Court and the U.S. Probation Office with accurate and complete information regarding this case.

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5.	Agreed Disposition

Under Fed. R. Crim. P. 11(c)(1)(C), the United States and Defendant agree that the following is a reasonable and appropriate disposition of this case, taking into consideration all of the factors set forth in 18 U.S.C. §§ 3553(a) and 3572:

a.

A criminal fine in the amount of $53,030,116 paid within thirty (30) days of sentencing, which amount represents twice the amount of pecuniary gain of $26,515,058 that Defendant received from its Gas System Enhancement Plan (“GSEP”) in Massachusetts from 2015 through and including 2018.

b.

A period of probation of three (3) years that will immediately terminate prior to the three (3) year term upon a certification to the Court of the completion of the sale of Defendant or Defendant’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170, and formal acceptance of the sale by the Massachusetts Department of Public Utilities (“MA DPU”).

c.

In addition to the mandatory conditions of probation pursuant to USSG § 8D1.3 and 18 U.S.C. § 3563(a), which includes the full payment of the fine set forth in paragraph 5(a), the period of probation shall also include the following additional conditions:

i.

Defendant will implement and adhere to each of the recommendations from the National Transportation Safety Board (“NTSB”) related to NTSB Accident ID PLD18MR003 regarding the Merrimack Valley Over-Pressurization Event on or about September 13, 2018 (the “Event”);

ii.

Defendant will agree to employ at Defendant’s expense an in-house monitor to oversee Defendant’s compliance with the recommendations of the NTSB and applicable laws and regulations. This monitor will report monthly in writing to a government committee composed of a representative from the U.S. Attorney, the MA DPU and the Massachusetts Attorney General’s Office (“MA AGO”);

iii.

In the event that Defendant enters into a definitive purchase and sale agreement for the sale of Defendant or its gas distribution business within the three (3) year term of probation, Defendant will do the following:

A.

Within three (3) business days of the execution of a definitive purchase and sale agreement with a purchaser of Defendant or Defendant’s gas distribution business, Defendant will submit to the U.S. Attorney and the Court a filing, which if appropriate may be filed under seal, that completely and accurately details the terms of the purchase and sale agreement including the proposed purchase price;

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B.

Within seven (7) business days of the execution of a definitive purchase and sale agreement with a purchaser of Defendant or Defendant’s gas distribution business, Defendant will provide the U.S. Attorney and the Court, in the form of a declaration under 28 U.S.C. § 1746 that may be filed under seal if appropriate, a true and accurate detailed accounting following both Generally Accepted Accounting Principles (“GAAP”) and federal income tax obligations, of the total amount of any potential gain, profit or loss that will result from the proposed sale reflected in the filing described above in paragraph 5(c)(iii)(A) and in accordance with the formula set forth in Exhibit B;

C.

Upon request from the U.S. Attorney, Defendant will promptly provide to the U.S. Attorney true and accurate records including income tax returns, to the extent required to verify the accuracy of any potential profit, gain or loss that will result from the sale of Defendant or Defendant’s gas distribution business reflected in the filing described above in paragraph 5(c)(iii)(A). Defendant understands and agrees that the U.S. Attorney may provide these records to an outside consultant/expert he retains to verify the accuracy of the information, provided that such consultant/expert is subject to the terms of a confidentiality agreement; and

D.

No later than three (3) business days before the completion of any sale of Defendant or its gas distribution business, Defendant will provide the U.S. Attorney and the Court, in a filing that may submitted under seal if appropriate, any updated information about the terms of sale, and Defendant’s calculation of any gain, profit or loss from the sale of Defendant or Defendant’s gas distribution business in accordance with the formula set forth in Exhibit B. Defendant understands and agrees that Defendant must completely and accurately report to both the Court and the U.S. Attorney the total amount of any profit, gain or loss from the sale of Defendant or its gas distribution business.

d.

Defendant understands and agrees that the U.S. Attorney reserves the right to verify and challenge the accuracy of Defendant’s calculation of any potential profit, gain or loss from the sale of Defendant or its gas distribution business prior to the final sale and that Defendant’s failure to accurately report the information described above in paragraph 5(c)(iii) may constitute a violation of this Plea Agreement and/or a violation of a condition of Defendant’s probation. See USSG § 8D1.4(b)(3).

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e.

Notwithstanding the agreed upon disposition described above, pursuant to USSG § 8F1.1, Defendant understands and agrees that upon a finding by the Court that Defendant violated a condition of probation, including the failure to provide true and accurate information regarding any profit or gain from a sale of Defendant or its gas distribution business as described above in paragraph 5(c)(iii), the Court may extend the term of probation up to the time of the final sale of Defendant or its gas distribution business, impose more restrictive conditions of probation, or prior to the final sale of Defendant or its gas distribution business, revoke probation and resentence Defendant.

f.

The U.S. Attorney agrees that no consequence of any breach of this Plea Agreement or of any violation of a condition Defendant’s probation will be imposed upon a bona fide purchaser for value of Defendant or Defendant’s gas distribution business.

6.	No Further Prosecution of Defendant and No Prosecution of its Ultimate Parent Company, NiSource, Inc.

Under Fed. R. Crim. P. 11(c)(1)(A), the United States agrees that, other than the charges in the Information attached as Exhibit A, and pursuant to the Deferred Prosecution Agreement (the “DPA”) attached as Exhibit C, the U.S. Attorney shall not prosecute Defendant or NiSource for any conduct related to the allegations in the attached Information, the Event, or Defendant’s restoration work in the Merrimack Valley following the Event based on the facts and circumstances now known to the U.S. Attorney.

This provision is expressly contingent on: (i) the Court’s acceptance of the guilty plea of Defendant to the attached Information; (ii) Defendant’s agreement not to withdraw or otherwise challenge this Plea Agreement; (iii) Defendant’s performance of all of its obligations as set forth in this Plea Agreement prior to the sale of Defendant or its gas distribution business; and (iv) NiSource’s compliance with the DPA attached as Exhibit C. If Defendant’s guilty plea is withdrawn for any reason, or if Defendant should fail to perform an obligation under this Plea Agreement prior to the sale of Defendant or its gas distribution business, the U.S. Attorney, at his sole option, may render this Plea Agreement and the DPA attached as Exhibit C null and void.

While based on the information currently available to him, the U.S. Attorney does not intend to criminally prosecute any individual for violations of the Natural Gas Pipeline Safety Act, 49 U.S.C. § 60101 et seq. for the conduct related to the allegations in the attached Information, the Event, or Defendant’s and NiSource’s restoration work in the Merrimack Valley, the U.S. Attorney nonetheless reserves the right to prosecute any individual, including but not limited to present and former officers, directors, employees, and other agents of Defendant or NiSource.

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7.	Waiver of Right to Appeal and to Bring Future Challenge

(a)

Defendant has conferred with its attorney and understands that it has the right to challenge its conviction in the United States Court of Appeals for the First Circuit (“direct appeal”). Defendant also understands that, in some circumstances, Defendant may be able to challenge its conviction in a future proceeding (collateral or otherwise), such as pursuant to a motion under 28 U.S.C. § 2255 or 28 U.S.C. § 2241. Defendant waives any right to challenge Defendant’s conviction on direct appeal or in any future proceeding (collateral or otherwise).

(b)

Defendant has conferred with its attorney and understands that defendants ordinarily have a right to challenge in a direct appeal their sentences (including any orders relating to the terms and conditions of supervised release, fines, forfeiture, and restitution) and may sometimes challenge their sentences (including any orders relating to the terms and conditions of supervised release, fines, forfeiture, and restitution) in a future proceeding (collateral or otherwise). The rights that are ordinarily available to a defendant are limited when a defendant enters into a Rule 11(c)(1)(C) agreement. In this case, Defendant waives any rights Defendant may have to challenge the agreed-upon sentence (including any agreement relating to the terms and conditions of supervised release, fines, forfeiture, and restitution) on direct appeal and in a future proceeding (collateral or otherwise), such as pursuant to 28 U.S.C. § 2255 and 28 U.S.C. § 2241. Defendant also waives any right Defendant may have under 18 U.S.C. § 3582(c)(2) to ask the Court to modify the sentence, even if the USSG are later amended in a way that appears favorable to Defendant. Likewise, Defendant agrees not to seek to be resentenced with the benefit of any change to Defendant’s Criminal History Category that existed at the time of Defendant’s original sentencing. Defendant also agrees not to challenge the sentence in an appeal or future proceeding (collateral or otherwise) even if the Court rejects one or more positions advocated by any party at sentencing. In sum, Defendant understands and agrees that in entering into this Plea Agreement, the parties intend that Defendant will receive the benefits of the Plea Agreement and that the sentence will be final.

(c)

The U.S. Attorney agrees that he will not appeal the imposition by the Court of the sentence agreed to by the parties as set out in Paragraph 5, even if the Court rejects one or more positions advocated by either party at sentencing.

(d)

Regardless of the previous subparagraphs, Defendant reserves the right to claim that: (i) Defendant’s lawyer rendered ineffective assistance of counsel under Strickland v. Washington; or (ii) the prosecutor in this case engaged in misconduct that entitles Defendant to relief from Defendant’s conviction or sentence.

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8.	Forfeiture

Defendant hereby waives and releases any claims Defendant may have to any property seized by the United States, or seized by any state or local law enforcement agency and turned over to the United States, during the investigation and prosecution of this case, and consents to the forfeiture of all such assets.

9.	Civil Liability

By entering into this Plea Agreement, the U.S. Attorney does not compromise any civil liability, including but not limited to any tax liability, Defendant may have incurred or may incur as a result of Defendant’s conduct and plea of guilty to the charges specified in Paragraph 1 of this Plea Agreement.

10.	Withdrawal of Plea by Defendant or Rejection of Plea by Court

Should Defendant move to withdraw its guilty plea at any time, this Plea Agreement and the DPA attached as Exhibit C shall be null and void at the option of the U.S. Attorney. In addition, should the Court reject the parties’ agreed-upon disposition of the case or any other aspect of this Plea Agreement, this Plea Agreement and the DPA attached as Exhibit C shall be null and void at the option of either the U.S. Attorney or Defendant. In this event, Defendant agrees to waive any defenses based upon the statute of limitations, the constitutional protection against pre-indictment delay, and the Speedy Trial Act with respect to any and all charges that could have been timely brought or pursued as of the date of this Plea Agreement.

11.	Breach of Plea Agreement

If the U.S. Attorney determines that Defendant has failed to comply with any provision of this Plea Agreement, has engaged in any of the activities set forth in Paragraph 4(a)-(i) or has committed any crime following Defendant’s execution of this Plea Agreement, the U.S. Attorney may, at his sole option, be released from his commitments under this Plea Agreement and the DPA in their entirety by notifying Defendant, through counsel or otherwise, in writing. The U.S. Attorney may also pursue all remedies available to him under the law, regardless whether he elects to be released from his commitments under this Plea Agreement and/or the DPA. Further, the U.S. Attorney may pursue any and all charges which otherwise may have been brought against Defendant and/or have been, or are to be, dismissed pursuant to this Plea Agreement and/or the DPA. Defendant recognizes that its breach of any obligation under this Plea Agreement shall not give rise to grounds for withdrawal of Defendant’s guilty plea, but will give the U.S. Attorney the right to use against Defendant before any grand jury, at any trial or hearing, or for sentencing purposes, any statements made by Defendant and any information, materials, documents or objects provided by Defendant to the government, without any limitation, regardless of any prior agreements or understandings, written or oral, to the contrary. In this regard, Defendant hereby waives any defense to any charges the U.S. Attorney brings that Defendant might otherwise have based upon any statute of limitations, the constitutional protection against pre-indictment delay, or the Speedy Trial Act.

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12.	Who is Bound by Plea Agreement

This Agreement is only between Defendant and the U.S. Attorney for the District of Massachusetts. It does not bind the Attorney General of the United States or any other federal, state, or local prosecuting authorities.

13. Corporate Authorization

Defendant shall provide to the U.S. Attorney and the Court a certified copy of a resolution of the Board of Directors of Defendant, affirming that the Board of Directors has authority to enter into the Plea Agreement and has (1) reviewed the Information in this case and the proposed Plea Agreement; (2) consulted with legal counsel in connection with the matter; (3) voted to enter into the proposed Plea Agreement; (4) voted to authorize Defendant to plead guilty to the charges specified in the Plea Agreement; and (5) voted to authorize Joseph Hamrock, Chief Executive Officer of NiSource, Inc., to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement.

14.	Modifications to Plea Agreement

This Agreement can be modified or supplemented only in a written memorandum signed by both parties, or through proceedings in open court.

If this letter accurately reflects the agreement between the U.S. Attorney and Defendant, please have Defendant sign the Acknowledgment of Plea Agreement below. Please also sign below as Witness. Return the original of this letter to Assistant U.S. Attorney Neil Gallagher.

Sincerely,

ANDREW E. LELLING
United States Attorney

By:	/s/ Fred M. Wyshak, Jr.
Fred M. Wyshak, Jr.
Chief, Public Corruption and Special Prosecutions Unit

/s/ Neil J. Gallagher, Jr.
Neil J. Gallagher, Jr.
Evan Gotlob Assistant U.S. Attorneys

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Corporate Acknowledgment of Plea Agreement

The Board of Directors has authorized me to execute this Plea Agreement on behalf of Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts (“CMA”). The Board has read this letter of Agreement in its entirety and has discussed it fully with CMA’s attorney. The Board acknowledges that this letter fully sets forth CMA’s agreement with the U.S. Attorney. The Board further states that no additional promises or representations have been made to the Board by any officials of the United States in connection with this matter.

/s/ Joseph Hamrock
Joseph Hamrock
Chief Executive Officer
NiSource, Inc.

/s/ Kimberly Cuccia
Kimberly Cuccia
General Counsel
Bay State Gas, d/b/a Columbia Gas of
Massachusetts

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I certify that Defendant’s Board of Directors has authority to enter into this Plea Agreement and has (1) reviewed the Information in this case and the proposed Plea Agreement; (2) consulted with legal counsel in connection with the matter; (3) voted to enter into the proposed Plea Agreement; (4) voted to authorize Defendant to plead guilty to the charges specified in the Plea Agreement; and (5) voted to authorize Joseph Hamrock, Chief Executive Officer of NiSource, Inc. and Kimberly Cuccia, General Counsel for Bay State Gas, d/b/a Columbia Gas of Massachusetts, to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement.

/s/ Alejandro N. Mayorkas, Esq.
Alejandro N. Mayorkas, Esq.
WilmerHale, LLP
Attorney for Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts

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UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

UNITED STATES OF AMERICA v. BAY STATE GAS COMPANY, doing business as (“d/b/a”) Columbia Gas of Massachusetts, Defendant	) ) ) ) ) ) ) ) ) ) ) )

Criminal No.

Violation:

Count One: Failure to Prepare and Follow a

Procedure for the Starting Up and Shutting

Down of a Pipeline Designed to Assure

Operation within the Maximum Allowable

Operating Pressure

(49 U.S.C. §§ 60123(a),60118(a); 49 C.F.R.

§§ 192.605(a), 192.605(b)(5))

INFORMATION

At all times relevant to this Information:

General Allegations

1. Bay State Gas Company, d/b/a Columbia Gas of Massachusetts (“CMA”), was a Massachusetts corporation that supplied natural gas to approximately 325,000 customers in Massachusetts in and around Springfield, Brockton, and three Merrimack Valley communities in Lawrence, Andover, and North Andover. CMA was a wholly-owned subsidiary of NiSource, Inc. (“NiSource”), a publically traded company based in Merrillville, Indiana.

2. CMA engaged in the transportation of natural gas, was an operator of a gas pipeline system as well as a gas distributor operator (“Operator”), and was subject to the jurisdiction of the U.S. Department of Transportation (“US DOT”) as well as state and local regulations.

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CMA’s Low-Pressure Gas Distribution System in South Lawrence

3. CMA owned and operated a network of gas pipeline systems for the transportation and delivery of natural gas that included a series of approximately 25 different low-pressure (“LP”) gas distribution systems in Massachusetts. Among these systems, CMA owned and operated a LP gas distribution system in the area of South Lawrence (“the South Lawrence LP System”).

4. The South Lawrence LP System used fourteen (14) regulator stations (“Reg. Stations”) to supply natural gas to main distribution lines (“mains”) and control downstream pressure. The Reg. Stations were belowground and contained “regulators” that monitored and controlled downstream gas pressure.

5. Natural gas came into the South Lawrence LP System at high pressure, about 77 pounds per square inch gauge (“psig”). The regulators decreased pressure to approximately 0.5 psig or 14 inches of water column (“w/c”), a more refined pressure measurement. The Reg. Stations supplied mains with gas through an outlet pipe. Mains, in turn, supplied gas to individual houses and businesses through service lines at roughly the same pressure, 0.5 psig or 14 inches w/c.

6. The fourteen (14) Reg. Stations that were part of the South Lawrence LP System controlled and regulated pressure in an automated manner. Based on the pressure the regulator sensed downstream, the regulator valve opened or closed to control downstream pressure at a pre-set limit called a “set-point” to ensure that the pressure in the system did not exceed the Maximum Allowable Operating Pressure (“MAOP”) and become unsafe. Although it varied, the MAOP for the South Lawrence LP System was generally 14 inches w/c.

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7. Each regulator was equipped with a “regulator control line” also called a “control line,” “sensing line,” or “static line” (“control line”). A control line was generally a 3⁄4 inch steel pipe that connected the regulator to the main downstream. Without a control line connected from the regulator to the downstream gas main, the regulators in the South Lawrence LP System could not properly function.

8. Each Reg. Station in the South Lawrence LP System had at least two regulators, a “worker regulator” and a “monitor regulator,” each with a control line that sensed downstream pressure and connected back to the regulator, thereby enabling the regulator to regulate system pressure. The worker regulator was the primary regulator that maintained system pressure. The monitor regulator was the redundant backup in case the worker regulator was damaged or malfunctioned. If both control lines malfunctioned or failed to read any downstream pressure, the worker regulator would automatically and continually increase the pressure resulting in an “over-pressurization” of the LP system.

Background of the Pipeline Safety Act

9. Congress first established minimum safety standards for the transportation of natural gas and other gases by pipeline in the Natural Gas Pipeline Safety Act of 1968 (“NGPSA”) and directed the Secretary of the US DOT to issue regulations to protect against risks to life and property posed by pipeline transportation and pipeline facilities.

10. In 1970, in accordance with NGPSA, the Secretary of the US DOT issued regulations codified in Part 192 of Title 49 of the Federal Code of Regulations, Subparts A through M (“Part 192”).

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11. In 1979, Congress amended the NGPSA to add criminal penalties for knowing and willful violations of any Part 192 regulation as part of the Hazardous Liquid Pipeline Safety Act of 1979 (“HLPSA”).

12. In 1994, Congress enacted the Pipeline Safety Act (“PSA”), 49 U.S.C. § 60101 et seq. The PSA combined and re-codified, without substantive changes, the two then existing pipeline safety statutes, NGPSA and HLPSA. The purpose of the PSA was to “provide adequate protection against risks to life and property posed by pipeline transportation and pipeline facilities.” 49 U.S.C. § 60102(a)(1).

13. In 2004, Congress amended the PSA by enacting the Norman Y. Mineta Research and Special Programs Improvement Act of 2004 to create the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), an agency within the US DOT.

14. In 2006, Congress enacted the the Pipeline Inspection, Protection, Enforcement and Safety Act (“PIPES”) which directed PHMSA to “prescribe minimum standards for integrity management programs for distribution pipelines.” 49 U.S.C. § 60109(e).

15. On December 4, 2009, PHMSA promulgated the regulations codified in Subpart P of Part 192, entitled “Gas Distribution Pipeline Integrity Management (IM).” Subpart P requires an Operator to “develop and implement” an IM Program by no later than August 2, 2011. 49 C.F.R. § 192.1005.

Regulations Regarding Pipeline Operations and Over-Pressurization

16. Subpart L of Part 192 prescribes the minimum requirements for safe pipeline operations and states that “no person may operate a segment of pipeline unless it is operated in accordance with this subpart.” 49 C.F.R. § 192.603(a).

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17. Part 192 defines the Maximum Allowable Operating Pressure (“MAOP”) as “the maximum pressure at which a pipeline or segment of a pipeline may be operated[.]” 49 C.F.R. § 192.3. It also defines a “low-pressure distribution system” as a “distribution system in which the gas pressure in the main is substantially the same as the pressure provided to the customer.” 49 C.F.R. § 192.3.    Subpart L further mandates that “[n]o person may operate a low-pressure distribution system at a pressure high enough to make unsafe the operation of any connected and properly adjusted low-pressure gas burning equipment” (referring to gas appliances). 49 C.F.R. § 192.623(a).

18. Under Part 192, “[e]ach operator shall prepare and follow for each pipeline, a manual of written procedures for conducting operations and maintenance activities,” otherwise known as an operation and maintenance manual (“O&M Manual”). Among other requirements, § 192.605(b)(5) requires that the O&M Manual include a procedure for “starting up and shutting down any part of a pipeline in a manner designed to assure operation within the MAOP limits prescribed by this part” in order “to provide safety during maintenance and operations.”

19. Subpart L also requires an operator to “keep records necessary to administer the procedures under § 192.605.” 49 C.F.R. § 192.603. Among the records required to be kept, and made available to operating personnel include, “construction records, maps and operating history.” 49 C.F.R. § 192.605(b)(3).

The September 13, 2018 Over-Pressurization Event

20. On or about September 13, 2018, beginning at approximately 4:00 p.m., a series of fires and explosions resulted from an over-pressurization of the South Lawrence LP System (“the Event”). By approximately 4:07 p.m., the actual operating pressure of the South Lawrence LP System increased to more than 35 inches of w/c and ultimately increased until the actual operating pressure was approximately 13 times greater than the MAOP.

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21. The over-pressurization of the South Lawrence LP System caused multiple fires and explosions including inside house-hold appliances and residences. The resulting fires and explosions caused substantial damage to approximately 131 residential and commercial structures in the communities of Lawrence, Andover, and North Andover, including the total destruction of three houses in Lawrence, injured 22 people, killed one individual in Lawrence and severely disabled another.

Operational Notice 15-05

22. By at least September 2015, CMA’s employees in the Lawrence Division from Field Engineering, Construction, and Measurement and Regulation (“M&R”), as well as Senior Field Engineering Management in CMA were aware of the particular dangers associated with belowground control lines. In particular, these employees and CMA knew that a faulty, damaged, or unaccounted for control line on a Reg. Station in a LP system could lead to a dangerous over-pressurization of the system resulting in fires and explosions in a populated area.

23. On or about September 2, 2015, NiSource and CMA internally disseminated Operational Notice (“ON”) 15-05, entitled “Below Grade Regulator Control Lines: Caution When Excavating Near Regulator Stations or Regulator Buildings.” The impetus for ON 15-05 was a “near miss” experience involving another NiSource company outside of Massachusetts where a construction crew, excavating to repair a gas leak near a Reg. Station, came close to hitting a control line and was unaware of its purpose and importance.

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24. The stated objective of ON 15-05 was two-fold: “1. Bring awareness to Company and Contractor employees regarding the existence and importance of regulator control lines . . . that help to provide critical sensing information for the accurate monitoring and control of outlet pressure into the Company’s piping systems . . .” and “2. Set forth required actions for future Company excavations.”

25. ON 15-05 described what Reg. Station control lines did, and said control lines:

. . . sense the outlet pressure of the regulator. Based on the pressure sensed through the control line, the regulator valve will open or close to control the downstream pressure at the set point of the regulator.

26. ON 15-05 further warned that a broken or disrupted control line could lead to a “catastrophic event:”

If a control line breaks, the regulator will sense a pressure loss, causing the valve to open further, resulting in an over pressurization of the downstream piping system, which may lead to a catastrophic event. The same result occurs if the flow through the control line is otherwise disrupted (e.g., control line valve shut off, control line isolated from the regulator it is controlling).

27. Finally, the “Required Action” from ON 15-05 to the Company’s employees was that:

any Company excavations within the footprint of a [Reg. Station] and/or within 25 feet of a station building or fence shall only proceed with M&R standing by throughout the excavation . . .

28. While over-pressurization that could result in a “catastrophic event” was a known risk, CMA never prepared or implemented any written procedure to ensure that belowground control lines were accounted for, and, if necessary, removed or relocated. Instead, CMA relied upon an informal practice of encouraging verbal communication among members of Field Engineering, Construction and M&R when excavation took place within the footprint of a Reg. Station.

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CMA’s Gas System Enhancement Program (“GSEP”)

29. An Act Relative to Gas Leaks, Massachusetts General Law, Chapter 164, Section 145), effective October 1, 2014 (“Section 145”), provided Massachusetts gas utility companies with a financial incentive to replace or improve aging or leaking gas infrastructure. Under Section 145, a gas distribution company was permitted to submit a Gas System Enhancement Program (“GSEP”) plan to the Massachusetts Department of Public Utilities (“MA DPU”). Among other requirements, the overall GSEP plan had to include a timeline for the removal of all leak-prone infrastructure within 20 years.

30. If accepted by the MA DPU, Section 145 permitted a gas distribution company “to begin recovery of the estimated costs of [pipe replacement] projects included in the plan on May 1 of the year following the initial filing and collect any revenue requirement, including property taxes and return associated with the plan.” More broadly, Section 145 permitted a gas company to more quickly recover its capital costs associated with its yearly forecasted pipeline replacement through the rates the MA DPU permitted the Company to charge its customers.

31. On or about October 31, 2014, CMA submitted its first annual GSEP plan and thereafter in 2015, 2016 and 2017. In the 2014 GSEP plan, CMA proposed to replace 44 miles of leak-prone mains and recover approximately $2.6 million in related costs. In its later GSEP plans submitted to the MA DPU, CMA sought to recover approximately $9 million in costs for 2016, approximately $16.8 million in 2017 and approximately $26.8 million in 2018.

32. In total, between 2015 and 2018, as part of the GSEP program, CMA earned a total of approximately $49.3 million in accelerated capital cost recovery and, after costs, realized a total profit of approximately $26.5 million.

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The South Union Street Project

33. In or about August 2016, CMA began construction on a GSEP pipe replacement project in the South Lawrence LP System called the “South Union Street Project” (“the South Union Project”). The Field Engineering Department in Lawrence selected the South Union Project in part due to a pending City of Lawrence water-main project that would encroach upon the two aging cast-iron (“CI”) mains on South Union Street.

34. The South Union Project sought to replace two CI mains from the intersection of Market Street to Winthrop Avenue on South Union Street, measuring approximately 6 inches and 8 inches in diameter, with one plastic main. Once installed, the new plastic main would be “tied-in” and connected to the pipes on the side streets that supplied gas to customers through service lines. As typical in pipe replacement projects, upon completion of the project, the two CI mains on South Union Street would be completely disconnected from the LP system and abandoned in the ground.

35. The scope of the South Union Street project included the replacement of the CI mains near a belowground Reg. Station located at the intersection of Winthrop Avenue and South Union Street (the “Winthrop Reg. Station”), one of the fourteen (14) different regulator stations that monitored and controlled downstream pressure in the South Lawrence LP System.

36. From in or about September 2015 and continuing up until the time of the Event, two control lines connected the Winthrop Reg. Station to the two CI mains on South Union Street.

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A.	The Control Lines at the Winthrop Avenue Reg. Station

37. In or about early September 2015, two CMA M&R technicians conducting an annual inspection of the Winthrop Reg. Station discovered that one of the control lines on the Winthrop Reg. Station failed to read any downstream pressure. Under CMA’s O&M Manual, each belowground Reg. Station was required to have at least two functional control lines (one for the “worker” regulator, one for the “monitor” regulator) that connected the Reg. Station to the mains to monitor and regulate downstream pressure.

38. Further investigation by the M&R technicians revealed that the control line reading zero pressure had been erroneously left on the CI main on Winthrop Avenue sometime in 2015, near the intersection of South Union Street, during an earlier pipe replacement project known as the “Parker Street Project.” Having only one functional control line was a violation of CMA’s O&M procedures and created a significant risk of an over-pressurization event had the second control line also failed.

39. Following the discovery of the control line erroneously left on the abandoned pipe, on or about September 21, 2015, a CMA Construction Leader (“Construction Leader-1”) coordinated the installation of a new control line for the Winthrop Reg. Station. Instead of connecting to the abandoned main on Winthrop Avenue, the new control line connected the Winthrop Reg. Station to the 8-inch CI main on South Union Street approximately 39 feet from the Winthrop Reg. Station, a distance further than the 25 feet parameter in ON 15-05.

40. Following the installation of the new control line, a CMA inspector created a hand-drawn “as-built” drawing to document the location of the new control line. Although not foreseen as part of the construction in the Parker Street Project, records of the installation of the new control line from the Winthrop Reg. Station became part of CMA’s records relating to the Parker Street Project. As a result of the installation, a darkened asphalt trench with spray-painted markings remained visible on the street from the Winthrop Reg. Station across South Union Street to the location of the CI mains up through the day of the Event.

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41. Less than a year later, on or about May 13, 2016, a third party construction crew conducted an additional pressure test of the same newly installed control line from the Winthrop Reg. Station. As part of the process, the construction crew, with a CMA inspector onsite, excavated and removed a portion of the new control line and re-attached the control line again to the 8-inch South Union CI main.

B.	CMA’s Records of Control Lines in Lawrence

42. Prior to the Event, CMA did not maintain consistent and reliable records of control lines. Instead of mapping control lines into their main computerized mapping system, Geographic Information System (“GIS”), records of control lines were primarily located in a patchwork of multiple locations, including records of completed construction projects known as the “Work Done Files” and “Capital Close-Out” Files; a paper notebook of the location of critical valves known as the “Critical Valve Book” (“CVB”); and in a binder of documents that M&R personnel kept in their CMA trucks.

43. As employees from CMA Engineering, Construction and M&R in Lawrence knew, the records regarding the location of control lines were often outdated, incomplete and thus unreliable. Records of the locations of the control lines for the Winthrop Reg. Station were first located in the CVB, a binder that contained hard copies of maps that depicted the location of “critical valves,” valves designated by both state and federal code as critical. The Lawrence Engineering Department kept and maintained the CVB, but did not regularly or consistently update information about the location of control lines. For example, for the Winthrop Regulator Station, the CVB had the location of the control lines as they existed in approximately May 2010, but when the new control line was installed in or about September 2015, the CVB was never updated to reflect the change.

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44. A second location for records of control lines was the Work-Done and Capital Close-Out Files. Following the completion of a construction job, CMA Construction inspectors completed hand-drawn “as-built” drawings to record the location of pipes and new infrastructure. In the case of the Winthrop Reg. Station, while the Work-Done and Capital Close-Out File for the Parker Street Project included the “as-built” drawing for the September 2015 installation of the new control line, the drawing did not depict the location of the second control line from the Winthrop Reg. Station to the CI main on South Union Street.

45. A third location for records of control lines were the binders of documents and hand-drawn diagrams often referred to as “bibles” that M&R personnel kept in their trucks that were not maintained in a centralized location. With regards to the Winthrop Reg. Station, the M&R book contained two diagrams with information about the location of the control lines in approximately 2000 and 2010, but did not reflect the location of the newly installed control line from September 2015.

46. While GIS, CMA’s most readily available and centralized record of their pipeline system, depicted the location of the Reg. Stations and the outlet pipes, it generally did not include any information about the control lines. Furthermore, despite concerns that CMA engineers raised about control lines not being consistently mapped in GIS, CMA deliberately chose to not include consistent and reliable information about the location of control lines in GIS and instead relied upon the patchwork of records described above that were often outdated and unreliable.

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47. For example, on or about April 24, 2017, a NiSource engineer in Gas Systems Planning (“GSP”) working with CMA Field Engineers scheduled a telephonic meeting entitled “Feasibility discussion of mapping reg station control lines in GIS” with the Leader of GIS Capital Closeout and a Leader of Field Engineering (“FE Leader”). During the meeting, GSP Engineer expressed concerns that control lines were not included in GIS and was adversely affecting the accuracy of gas pressure models for Field Engineers.

48. Despite this concern, CMA deliberately chose not to change its practice and failed to include the location of control lines into GIS because of the substantial cost involved in proactively locating and mapping control lines. Instead, the primary use and utility of GIS continued to be the accounting of the replacement and abandonment of CI pipe for capital recapture in the GSEP program, a financial benefit for CMA.

C.	The Responsibility for Control Lines

49. Without any clear direction and implementation of a procedure to address the dangers associated with control lines, and despite the known risk, employees in CMA’s Lawrence Division in Engineering, M&R and Construction frequently ignored and shifted the responsibility for locating and accounting for control lines to other Departments. For example, while employees in the Field Engineering Department in Lawrence considered the control lines to be an M&R responsibility (because they were associated with Reg. Stations), M&R personnel considered control lines to be an Engineering responsibility because the control line pipes extended outside the boundaries of the Reg. Station.

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D. Early Planning Stages of the South Union Project

50. In and around 2015, CMA Field Engineering in Lawrence was understaffed and consisted only of two Field Engineers: a more junior Field Engineer (“Field Engineer-1”) whom CMA hired in approximately July 2015 with no prior professional engineering experience and a more senior Field Engineer ( “Field Engineer-2”). Because of Field Engineer-2’s workload, in or about late 2015, Field Engineer-2 gave the South Union Project to Field Engineer-1. In terms of size, complexity and budget, the South Union Project, at a projected cost of over $1.4 million, was the largest project on which Field Engineer-1 had ever worked to date.

51. In or about February 2016, Field Engineer-1 finalized an initial Proposed Drawing (“Pro-Drawing”) for the South Union Project that included maps derived from GIS that depicted the location of the existing gas main to be abandoned and the proposed location of the new plastic main. The Pro-Drawing also depicted the location of the Winthrop Reg. Station and outlet pipes, but because CMA did not include information about control lines in GIS, the Pro-Drawing also did not include any information about control lines.

52. While Field Engineer-1 and others members of Field Engineering knew the precise danger associated with control lines, throughout the duration of the project from approximately late 2015 and continuing until the day of the Event, Field Engineer-1 never took any action to locate the control lines associated with the Winthrop Reg. Station. Moreover, despite the high probability of a catastrophic over-pressurization of a LP system that would result if a Reg. Station’s control lines were left connected to a main that was then replaced and abandoned, CMA and CMA’s Field Engineering Department never implemented any formal written procedure to ensure the necessary relocation of control lines.

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53. Instead, CMA followed an informal practice of encouraging verbal communication and collaboration among members of Field Engineering, Construction and M&R involved in a particular project including through a process called “Constructability Reviews.”

54. For example, on or about March 1, 2016, Construction Leader-1 and Field Engineer-1 engaged in the first of three “Constructability Reviews” on the South Union Project, a discussion between Field Engineering and Construction that followed a two-page checklist entitled “Constructability/Safety Review.” The two-page checklist, from a CMA template, was required documentation for a pipe replacement project, but made no reference to control lines and did not require a formal discussion with M&R.

55. Despite the fact that Construction Leader-1 knew that in September 2015, a new control line had been installed from the Winthrop Reg. Station to the CI main on South Union Street that was now planned for abandonment in the South Union Project, Construction Leader-1 never discussed with or identified to Field Engineer-1 the need to relocate the control line on the South Union Street CI main. Instead, Construction Leader-1 encouraged Field Engineer-1 to discuss with then-Leader of M&R (“M&R Leader-1”) the type and size of the valve needed for a new outlet pipe that would connect the Winthrop Reg. Station to the new plastic main on South Union Street.

56. While Field Engineer-1 generally discussed the South Union Project with M&R Leader-1, Field Engineer-1 did not have a meaningful conversation about the control lines or the necessity to relocate the control lines at the end of the project with M&R Leader-1. Instead, Field Engineer-1 assumed that nothing further was needed from Engineering even though Field Engineer-1 knew that nothing had been done to plan for, or actually relocate, the control lines before the final abandonment of the CI mains on South Union Street. In doing so, CMA recklessly disregarded a known and certain risk of a catastrophic over-pressurization.

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E. Approval of the South Union Street Project

57. In or about March 2016, Field Engineer-1 submitted the South Union Project for approval first to the Leader of FE and then to the Manager of Field Engineering for CMA (“FE Manager”). Among the materials that Field Engineer-1 submitted through the company’s Work Management System were a scope map of the project, specific tie-in and abandonment procedures for the various stages of the project, and a Project Budget Request (“PBR”) that indicated that the total cost of the project was approximately $1.4 million, but which would ultimately result in the retirement of approximately 7,500 feet of CI main pipe for the GSEP Program.

58. The PBR also made clear that the project involved the ultimate abandonment of a substantial portion of CI mains but not their entirety “due to the regulator station at the intersection of S. Union Street and Winthrop Ave and that the LP system in this area depends on the stretch of LP mains on S. Union St.” The documents that Field Engineer-1 submitted through WMS Docs to senior Engineering Management did not include any procedure for the relocation of the control lines before the final abandonment of the CI mains.

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59. Even though Field Engineering was ultimately responsible for the design and procedures for the execution of the South Union Project, and Engineering Management knew that the South Union Project was Field Engineer-1’s largest and most difficult project to-date, members of Field Engineering Management never addressed the need to relocate, or account for, the control lines on the Winthrop Reg. Station to prevent an over-pressurization event. Instead, Field Engineering Management focused its’ project review on cost and budget issues. Both the FE Leader and FE Manager approved the project for release to the construction phase without any discussion about control lines or concerns about over-pressurization.

Construction of the South Union Project in 2016

60. In or about July 2016, construction of the South Union Project began with a third-party contractor construction crew and one of three CMA inspectors onsite. From in or about August 2016 through the remainder of 2017, a third-party contractor (“CMA Inspector-1”) served as the project’s primary inspector. On at least two different occasions in 2016, the construction crew, with a CMA inspector onsite conducted work in and around the Winthrop Reg. Station.

61. First, on or about August 9, 2016, the construction crew excavated in the area of the Winthrop Reg. Station in order to install the new plastic main directly under the two control lines that connected the Winthrop Reg. Station to the CI main’s on South Union Street. Even though a CMA inspector was onsite during the work, CMA did not document or record the location of the control lines.

62. Second, on or about October 17, 2016, the construction crew installed an outlet pipe from the Winthrop Reg. Station to the newly installed plastic main. The same day, in an email at approximately 9:09 p.m., Construction Leader-1 informed M&R Leader-1 that construction was “working on the low pressure outlet [at the Winthrop Reg. Station] . . . and eventually moving the static lines to the new outlet piping.”

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63. On or about October 27, 2016, CMA was required to discontinue construction on the South Union Project due to a citywide moratorium from the City of Lawrence on all gas, water and sewer construction projects in Lawrence. Thereafter, from in or about 2017 until in or about early 2018, the City of Lawrence discontinued authorizing permits for all but a limited number of public utility construction projects due to a concern about a lack of coordination and communication about ongoing construction projects.

64. While originally planned for completion by the end of 2016, due to the citywide moratorium, in late 2016 the project was placed on hold. By in or about October 2016, the construction crew installed and “energized” the new plastic main on South Union Street by feeding the main with gas from the Winthrop Reg. Station. The construction crew, however, was unable to begin any of the “tie-in” and abandonment procedures to “tie-in” or connect the side-streets to the new plastic main and thus was also unable to abandon the CI mains on South Union Street.

65. By December 2016, CMA Inspector 1’s notes on the tie-in procedures to Field Engineering made clear that the regulator at the Winthrop Reg. Station was still connected to the old CI-mains on South Union Street and were “NOT CUT-OFF AS OF 12-9-16,” meaning that gas from the Winthrop Reg. Station was still feeding the two CI mains on South Union Street.

66. Around the same time, Construction Leader-1 and CMA Inspector-1 had discussions about the need to eventually move the control lines, but neither took any material action to ensure that the controls lines were moved at the appropriate time to prevent a catastrophic over-pressurization event. Moreover, by the completion of the project in 2018, Construction Leader-1 was working in a new position and CMA Inspector-1 was working on different construction projects.

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67. As a result, though it was originally planned to be one of three “carry-over projects” that was at first scheduled for 2017, the continued construction of the South Union Project was ultimately delayed until approximately May 2018.

The Project Cost Review of the South Union Project in 2017

68. On or about January 16, 2017, Field Engineer-1 submitted an updated PBR for the “carry-over” South Union Project to Field Engineering Management. In contrast to the first PBR submitted for the South Union Project on March 9, 2016, the updated PBR had an estimated total additional cost of more than $1.1 million with a projected completion date of the fall of 2017, though no construction took place in 2017.

69. As a result of the increased costs related to the South Union Project, the FE Manager scheduled a “Project Cost Review” to take a closer look at the South Union Project “due to its’ size and the financial impact to the budget.”

70. The Project Cost Review for the South Union Project took place on or about February 17, 2017 and included a presentation from Field Engineer-1 and Construction Leader-1 to the FE Manager. The presentation was focused on cost and included a slide entitled “Work Completed in 2016 (what did we get for our money).” The presentation also addressed the construction involving the Winthrop Reg. Station and made clear was still feeding both old CI mains as well as the new plastic main on South Union Street. The presentation also included a timeline of events that emphasized the fact that “City of Lawrence shut down all work” on October 17, 2016 as the primary reason for the “extended contracting costs.”

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71. While over three consecutive years in 2016, 2017 and 2018 both the FE Manager and FE Leader participated in the approval of the South Union Project and a more detailed Project Cost Review in February 2017, no one from Field Engineering involved in the project ever specifically addressed the need to account for the control lines on the Winthrop Reg. Station to prevent a known risk of catastrophic over-pressurization. Instead, CMA and Field Engineering’s evaluation of risk focused on the actual occurrence of prior events affecting pipeline integrity and the fact that, despite a 2015 “near-miss” involving control lines within NiSource, CMA had never previously had a serious over-pressurization event involving control lines.

Field-Engineering’s Focus on GSEP Goals and Company Earnings

72. While CMA Field Engineering was ultimately responsible for the design and written procedures relating to pipeline replacement projects, the focus of the FE Manager’s position was the management and administration of CMA’s Capital Expenditure and GSEP Program, and promoting the achievement of the company’s financial objectives. Following the initiation of the GSEP Program in or about 2015, CMA dictated yearly mileage goals under the GSEP program that increased annually. The FE Manager made clear to CMA employees that meeting GSEP mileage goals was directly connected to company earnings.

73. For example, on or about January 6, 2017, following the completion of the first full year of GSEP in 2016, the FE Manager emailed Engineering, Construction and Senior Management in CMA to tout the booking of approximately $67.3 million in capital expenditures as a “huge milestone” and stated that their meeting “the GSEP targets is contributing to the earnings of CMA.”

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74. In addition, during monthly Capital Program Management Meetings, the FE Manager frequently encouraged CMA employees from Construction and Engineering to timely execute and close-out capital GSEP projects and connected the completion of these projects to company earnings. In April 2016, the FE Manager’s presentation included a graphic linking the terms “Concept,” “Execute,” and “Close Out” to promote the timely completion of projects. By April 2018, the FE Manager added the term “Earnings” to flow directly from the “Close Out” or completion of GSEP projects to emphasize the point that company earnings derived directly from completed GSEP projects.

75. In addition to touting success, the FE Manager also frequently expressed dissatisfaction directly to subordinates and direct reports about the failure to meet GSEP goals for the retirement of “priority pipe.” For example, on or about November 16, 2017, the FE Manager emailed that “failing to meet a goal of retiring 234,000 ft will be severely frowned upon. (think Game of Thrones . . . :-).”

76. On or about March 12, 2018, after CMA had reported the retirement of only 43 miles of pipe, the FE Manager emailed that, “We better have retired more than 43 miles of priority pipe! More like 53 miles.”

77. On or about September 7, 2018, following an email from the leader of the Capital Closeout that CMA was approximately 14 miles behind its goal for the retirement of priority pipe, the FE Manager emailed a group of subordinates, “For CMA we are 14 miles behind. My question to the group, is anyone concerned that we will not meet our target for the year? If so, what can we do to mitigate the risk?” referring to the risk of failing to meet the GSEP goal rather than any particular risk of pipeline integrity or safety.

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The M&R Department in Lawrence

78. Between approximately 1988 and January 2018, CMA’s M&R Department in Lawrence was primarily responsible for maintaining the Reg. Stations and ensuring compliance with state and federal regulations as well as the company’s internal Gas Standards that were based on state and federal regulations, primarily Part 192. During the same period of time, among other responsibilities, M&R was also responsible for maintaining and staffing a Liquefied Natural Gas (“LNG”) and Liquid Propane Gas (“LPG”) Plant in the Lawrence area that provided additional supplies of gas for winter.

79. In or about 2017, CMA Senior Management proposed a structural change to the Lawrence M&R Department, already in place in the Brockton and Springfield M&R Departments, that would divide the responsibility for M&R and the LNG/LPG Plant into two separate departments. By no later than mid-2017, M&R Leader-1 complained to CMA’s Vice President and Operations Center Manager (“OCM-1”) that the change would be a bad decision, resulting in a lack of resources to manage not only the LNG/LPG Plant, but the area Reg. Stations.

80. Specifically, because the six total qualified employees in M&R could not shift responsibility between Plants and M&R as needed, only two M&R personnel would be left to manage all the Reg. Stations in Lawrence, Andover and North Andover. Around the same time, CMA Senior Management also knew that CMA needed more use of its LNG/LPG Plant, particularly in winter, due to the recent defeat of a proposed transmission pipeline in Northern Massachusetts, requiring four M&R Technicians to work 12-hours shifts to operate the Plant around-the-clock with a minimum staff of two employees per shift. According to an October 2017 email regarding M&R Leader-1’s concern, “That leaves no time to respond to regulator station issues or the like.”

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81. Pursuant to a request from CMA’s Vice President, M&R Leader-1 was required to put together “a business case” for more resources in M&R. As a result, on or about October 16, 2017, M&R Leader-1 made a presentation to CMA’s Vice President, OCM-1 and the Finance Director about the need for more resources in M&R and the Plant. During the meeting, M&R Leader-1 described the need for more resources as “urgent” and warned that there were potential consequences for not adding the resources, including the fact that M&R could not adequately respond if there were multiple Reg. Station concerns. While the CMA Vice President ultimately agreed to provide the additional resources that M&R Leader-1 requested, CMA did not secure more resources for M&R until after the Event, and still divided M&R and the Plant into separate divisions.

82. Specifically, between in or about December 2017 and April 2018, CMA senior management shifted the responsibility for Lawrence M&R and Reg. Stations from M&R Leader-1 to the leader of M&R for Brockton and Springfield (“M&R Leader-2”) while M&R Leader-1 retained responsibility for the Plant.    By in or about May 2018, M&R Leader-1, the sole CMA employee with the most knowledge of all Lawrence Reg. Stations, abruptly retired from CMA.

83. Around the same time, in April 2018, CMA shifted managerial responsibilities in Lawrence in order to focus on the “rate case” before the MA DPU to increase the rates CMA could charge to CMA’s customers, based in part on the GSEP Program. According to a January 29, 2019 email from the Vice President of CMA, “After the filing [of the rate case in April 2018], the next six to eight months are focused on the case management and the litigation process – creating a significant burden on resources.”

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84. In order to shift CMA’s focus to the upcoming rate case, in late January 2018, CMA temporarily gave the Lawrence Manager of Systems Operations (“OCM-2”) the additional responsibility of serving as the Lawrence OCM, with oversight over M&R in Lawrence even though OCM-2 had no prior experience with M&R as well as no understanding of ON 15-05 and the importance of control lines.

The Continuation of the South Union Project in 2018

85. On or about January 19, 2018, for the third consecutive year, Field Engineer-1 submitted a PBR for the South Union Project to Senior Field Engineering Management. After several revisions to the budget and cost documents that the FE Manager directed, by on or about March 20, 2018, both the FE Leader and FE Manager again approved the continuation of the South Union Project for construction and completion in 2018.

86. The managerial review of the project was again focused on cost and budget in part because the project was delayed, over-budget, and needed to be completed in order to allow for a City of Lawrence water project to commence in the same area. Immediately following the approval, in an email on or about March 20, 2016, Field Engineer-1 informed Construction that, “This is one of the projects that needs to start as soon as the city allows us” in order to complete the project in 2018.    Furthermore, unlike the previous two years, no Constructability Review took place between Field Engineering and M&R. Instead, the South Union Project proceeded to the final construction phase without any formal or informal collaboration or planning among Field Engineering, Construction, and M&R.

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87. The final stages of the South Union Project involved step-by-step “tie-in” and abandonment procedures whereby the construction crew would “tie-in” or connect the new plastic main to the side-streets and cut-off portions of the CI mains on South Union Street. As CMA collectively contemplated and planned, the project would be completed upon the final “tie-in” and abandonment procedure. At that time, the CI mains on South Union Street would be abandoned and completely disconnected from the flow of gas.

88. Nevertheless, despite the fact that CMA knew that the control lines were still attached to the CI mains and that the complete abandonment of the CI mains would cause the Winthrop Reg. Station control lines to read decreasing pressure, prompting the regulators to automatically and continually supply more gas to the South Lawrence LP System to the point of a dangerous over-pressurization, CMA did not prepare and follow, nor even contemplate, a formal written procedure for the removal of the control lines CMA knew was needed to prevent an over-pressurization and assure operation within the MAOP.

89. Furthermore, while CMA had encouraged an informal practice of verbal communications and collaboration among Field Engineering, CMA and Senior Management knew that by 2018, with the exception of Field Engineer-1, each of the prior significant participants in the South Union Project – including Construction Leader-1, M&R Leader-1, CMA Inspector-1, and the 2016 construction crew – were no longer involved in the project. Yet, CMA did nothing to manage the change in personnel or to pass on the information about the project they collectively shared.

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90. For example, in early 2018, Construction Leader-1 took a new position with CMA in the Lawrence Operations Department. Construction Leader-1 was directly involved in the installation of the new control line in 2015, and knew that CMA would have to eventually move the control lines on the Winthrop Reg. Station, but failed to inform the new Construction Leader or the new CMA Inspector (“CMA Inspector-2’) about the need to relocate the control lines to prevent an over-pressurization.

91. The renewed construction of the South Union Project began with a new construction crew and CMA Inspector-2 on or about May 22, 2018. On or about June 12, 2018, the construction crew began work near the Winthrop Reg. Station. During the construction, CMA Inspector-2 contacted Field Engineer-2 and Field Engineer-1 when it was discovered that the construction crew could not excavate in a particular area because the street had been newly paved.

92. As a result, Field Engineer-2 and Field Engineer-1 viewed the construction site, and directed the construction crew to alter the procedure to “cut-and-cap” portions of the old CI mains on South Union Street, thus removing portions of the CI mains from the street. At the time of the construction, CMA Inspector-2 noted the darkened asphalt trench—depicting the location of the control line installed in September 2015—but wrongly assumed the trench was the location of the outlet pipe. At the same time, while present at the construction site, neither Field Engineer-2 or Field Engineer-1 ever took any steps to investigate or determine the location of the control lines or contact M&R even though the construction site was in close proximity to the Winthrop Reg. Station.

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93. On or about September 13, 2018, at approximately 4:00 p.m., the construction crew completed the final “tie-in” and abandonment procedure following the procedures CMA provided to the crew at the intersection of Salem Street and South Union Street. While not anticipated by the construction crew, the final “tie-in” and abandonment procedure resulted in the complete abandonment of the CI mains on South Union Street. Upon the complete abandonment and isolation of the CI mains on South Union Street, the Winthrop Reg. Station—that CMA knew was still connected to the CI mains on South Union Street—sensed a sharp decline in pressure, causing the Winthrop Reg. Station to automatically and continually feed more pressure into the South Lawrence LP System causing the catastrophic over-pressurization event described above in paragraphs 20 and 21.

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COUNT ONE

Failure to Prepare and Follow a Procedure for the Starting Up and Shutting Down of a Pipeline

Designed to Assure Operation within the Maximum Allowable Operating Pressure

(49 U.S.C. §§ 60123(a), 49 U.S.C. § 60118(a);

49 C.F.R. §§ 192.605(a), 192.605(b)(5))

The United States Attorney charges:

94. The United States Attorney re-alleges and incorporates by reference paragraphs 1-93 of this Information.

95. From in or about 2015 through on or about September 13, 2018, in in the District of Massachusetts, the defendant,

BAY STATE GAS COMPANY,

d/b/a Columbia Gas of Massachusetts,

by and through the actions of its employees, and through a pattern of flagrant organizational indifference, knowingly and willfully violated a minimum safety standard for the starting up and shutting of any part of a distribution pipeline, as set forth in Title 49, Code of Federal Regulations, Section 192.605(b)(5). Specifically, BAY STATE GAS COMPANY, d/b/a Columbia Gas of Massachusetts, knowingly and willfully failed to prepare and follow procedures to remove and relocate regulator control lines on the South Union Project to assure operation of the South Lawrence LP System within the Maximum Allowable Operating Pressure and safety during maintenance and operations.

All in violation of Title 49, United State Code, Section 60123(a).

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ANDREW E. LELLING
United States Attorney

By:	/s/ Neil J. Gallagher, Jr.
Neil J. Gallagher, Jr.
Evan Gotlob
Assistant U.S. Attorneys

Dated: February 26, 2020

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EXHIBIT B

(Calculation of Profit, Gain or Loss)

For purposes of this Agreement, any such profit or gain shall mean the amount, if any, by which the net purchase price (after related costs and expenses) received by NiSource from the sale of CMA or its gas distribution business (hereinafter “A”), as the case may be, exceeds the total of:

(i)	the book value of CMA (including any liabilities assumed by the purchaser) or the business so purchased (excluding the book value of any CMA assets not included in the sale) (“hereinafter “B”);

(ii)	the charges for impairment of goodwill and other intangible assets related to CMA (hereinafter “C”); plus

(iii)	the aggregate amount of the liabilities of CMA not included in the sale (hereinafter “D”),

in each case specified in (i)-(iii) above, as reflected on the financial statements of NiSource as of December 31, 2019.

Stated another way, in sum:

A (net purchase price)

– B (book value of assets) + C (impairment of good will/intangible assets) + D (aggregate amount of liabilities)

= gain or loss

The U.S. Attorney reserves the right to challenge the veracity, accuracy and proper application under GAAP of each of the above described assets and liabilities in parts B, C and D of the calculation.

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

)
UNITED STATES OF AMERICA	)
)
v.	)	Criminal No.
)
NiSOURCE, Inc.	)
)
Defendant.	)
)

DEFERRED PROSECUTION AGREEMENT

1. Andrew E. Lelling, United States Attorney for the District of Massachusetts (by Assistant U.S. Attorneys Neil J. Gallagher, Jr. and Evan Gotlob) (the “Government”); and defendant NiSource, Inc. (“NiSource”) (by counsel Alejandro N. Mayorkas, Esq., WilmerHale, LLP and NiSource Chief Executive Officer Joseph Hamrock) hereby enter into the following Deferred Prosecution Agreement (“Agreement”).

2. It is the intention of the parties that this Agreement will cover any and all of NiSource’s federal criminal liability in the District of Massachusetts arising from the conduct of its wholly-owned subsidiary, Bay State Gas Company, d/b/a Columbia Gas of Massachusetts (“CMA”), or any of NiSource’s conduct that is related to the conduct alleged in the criminal information filed against CMA (“the CMA Criminal Information”), attached to this Agreement as Exhibit A, and covered by the plea agreement dated February 24, 2020 between the Government and CMA (“the CMA Plea Agreement,” attached to this Agreement as Exhibit B), or that is in any other way related to the Merrimack Valley Over-Pressurization Event on September 13, 2018 (hereinafter, “the Event”), including CMA’s and NiSource’s restoration work in the Merrimack Valley following the Event that is currently known to the Government.

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3. This Agreement is effective for a period beginning on the date on which this Agreement is signed (“Effective Date”) and ending thirty-six (36) months from the Effective Date (the “Term”).

4. The Government enters into this Agreement based upon the individual facts and circumstances of this case, including:

a.

NiSource’s agreement to use reasonable best efforts to sell CMA or CMA’s gas distribution business, to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170 and upon the completion of any such sale, to cease and desist any and all gas pipeline and distribution activities in the District of Massachusetts;

b.

In the event that CMA or its gas distribution business is sold within CMA’s three (3) year term of probation, NiSource’s agreement to forfeit and pay a monetary penalty equal to the total amount of any profit or gain from the sale of CMA or CMA’s gas distribution business;

c.	NiSource’s prior voluntary payments of restitution to the victims of the Event including, but not limited to, payments to the individuals, businesses and municipalities affected;

d.	NiSource’s agreement to seek to resolve all pending civil claims, including NiSource’s agreement to seek to settle the claims filed by the Massachusetts Department of Public Utilities (“MA DPU”);

e.

NiSource’s acknowledgement that, based on the allegations in the CMA Criminal Information, the Government has sufficient basis to allege that NiSource is responsible for CMA’s conduct as alleged in the CMA Criminal Information; and

f.	NiSource’s commitment to fulfill all of the terms of this Agreement.

5. The Government agrees that so long as NiSource adheres to and complies with the provisions of this Agreement, the Government will not file criminal charges against NiSource, either for NiSource’s conduct or CMA’s conduct, related to the allegations in the CMA Criminal Information, the Event, or CMA’s and NiSource’s restoration work in the Merrimack Valley following the Event that is currently known to the Government. In the event of a breach of this Agreement, the Government reserves the right to prosecute NiSource for the conduct related to the allegations in the CMA Criminal Information, the Event, or CMA’s and NiSource’s restoration work in the Merrimack Valley following the Event that is currently known to the Government or any other conduct the Government in its sole discretion deems appropriate.

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6. In consideration of the Government’s agreement described above in paragraph 5, NiSource waives its right to a speedy trial pursuant to the Sixth Amendment to the United States Constitution and Rule 48(b) of the Federal Rules of Criminal Procedure. NiSource also expressly waives and will not plead, argue, or otherwise raise any statute of limitations or other similar defenses to any criminal charges brought by the Government related to the allegations in the CMA Criminal Information, the Event, or CMA and NiSource’s restoration work in the Merrimack Valley following the Event, except to the extent to which such a defense would have been available had charges been brought on or before the date on which this Agreement is executed.

NISOURCE’S OBLIGATIONS

7. NiSource acknowledges that, based on the allegations in the CMA Criminal Information, the Government has sufficient basis to allege that NiSource is responsible for CMA’s conduct alleged in the CMA Criminal Information. NiSource will not, through any person authorized to speak on its behalf, make any public statement, in litigation or otherwise, contradicting in whole or in part NiSource’s acknowledgement set forth above.

8. NiSource agrees that it will use reasonable best efforts to sell CMA or CMA’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170, and, upon the completion of any such sale, NiSource will cease and desist any and all gas pipeline and distribution activities in the District of Massachusetts.

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9. In the event of a sale of CMA or CMA’s gas distribution business following the execution of a definitive purchase and sale agreement within the three (3) year period of probation under the terms of the CMA Plea Agreement, within thirty (30) days of the later of the sale becoming final or the date on which post-closing adjustments to the purchase price are finally determined in accordance with the agreement to sell CMA or its gas distribution business, NiSource will forfeit and pay a monetary penalty equal to the total amount of any profit or gain from the sale of CMA or its gas distribution business.

10. Upon request of the Government, NiSource will also promptly provide any and all records regarding the sale including but not limited to audited financial statements and income tax returns of NiSource, to the extent required to verify the accuracy of any profit, gain or loss amount that resulted from the sale of CMA or CMA’s gas distribution business.

11. NiSource also agrees, as to each of its subsidiaries involved in the distribution of gas through pipeline facilities in Massachusetts, Indiana, Ohio, Pennsylvania, Maryland, Kentucky and Virginia to implement and adhere to each of the recommendations from the National Transportation Safety Board (“NTSB”) related to NTSB Accident ID PLD18MR003 regarding the Event.

GOVERNMENT’S OBLIGATIONS AND RIGHTS

12. If NiSource fully complies with all of its obligations under this Agreement, the Government will not file any criminal charges against NiSource related in any way to the allegations in the CMA Criminal Information, the Event, or CMA’s and NiSource’s restoration work in the Merrimack Valley following the Event currently known to the Government.

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13. If, however, during the Term of this Agreement, NiSource (1) commits any felony under U.S. federal law including, but not limited to, any felony violation of the Pipeline Safety Act; (2) gives deliberately false, incomplete, or misleading testimony or information to the Government or to the Court; or (3) otherwise fails to perform or fulfill each of NiSource’s obligations under this Agreement, NiSource will thereafter be subject to prosecution for any federal criminal violation of which the Government has knowledge, including, but not limited to, federal criminal violations related to the conduct alleged in the CMA Criminal Information, the Event, or CMA’s and NiSource’s restoration work in the Merrimack Valley following the Event.

14. The Government, in its sole discretion, will determine whether NiSource has breached the Agreement and whether, as a result, the Government will pursue prosecution of NiSource and any such prosecution may be premised on information provided by NiSource.

15. NiSource also agrees that, in the event that the Government determines, in its sole discretion, that NiSource has violated any provision of this Agreement, an extension of the Term of the Agreement may be imposed by the Government, in its sole discretion, for up to a total additional time period of twelve (12) months. Any extension of the Agreement extends all terms of this Agreement throughout the extension period.

16. In the event the Government determines that NiSource has breached this Agreement, the Government agrees to provide NiSource with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty (30) days of receipt of such notice, or within any longer period of time the Government agrees to in writing, NiSource may respond to the Government in writing to present its position regarding whether a breach has in fact occurred; whether any breach was material; whether any breach was knowingly or willfully committed; and any other facts and circumstances that NiSource submits are relevant to the Government’s determination of breach. The Government agrees to consider NiSource’s written submission in determining whether a breach occurred and, if so, whether to institute a prosecution of NiSource.

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17. In the event the Government institutes a prosecution due to its determination that NiSource has breached this Agreement: (a) all statements made by or on behalf of NiSource or CMA to the Government or to the Court and any testimony given by or on behalf of NiSource before a grand jury, a court, or any tribunal, or at any legislative hearings, whether before or after this Agreement, will be admissible in any criminal proceedings brought by the Government against NiSource; and (b) NiSource will not assert any claim under Rule 11(f) of the Federal Rules of Criminal Procedure; Rule 410 of the Federal Rules of Evidence; or any other federal rule that any such statements or testimony made by or on behalf of NiSource or CMA before or after this Agreement, are inadmissible.

18. NiSource acknowledges that the Government has made no representations, assurances, or promises concerning what sentence may be imposed by the Court if NiSource breaches this Agreement, the Government pursues criminal charges, and this matter proceeds to judgment. NiSource further acknowledges that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of its discretion.

19. NiSource also agrees that in the event that CMA’s guilty plea is not accepted by the Court or is withdrawn for any reason, or if CMA should fail to perform an obligation under the CMA Plea Agreement prior to the sale of CMA or its gas distribution business, the Government may, at its sole option, render this Agreement null and void.

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20. This Agreement is between NiSource and the United States Attorney’s Office for the District of Massachusetts. This Agreement does not bind any other federal, state, or local prosecuting authorities. Furthermore, this Agreement does not prohibit the United States, any agency thereof, or any third party from initiating or prosecuting any civil or administrative proceedings directly or indirectly involving NiSource, including, but not limited to, proceedings by the Internal Revenue Service relating to potential civil tax liability.

21. Any notice, certification, resolution, or report to the Government under this Agreement will be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to:

Chief, Public Corruption and Special Prosecutions Unit

U.S. Attorney’s Office for the District of Massachusetts

John Joseph Moakley Federal Courthouse

One Courthouse Way, Suite 9200

Boston, MA 02210

22. Any notice to NiSource under this Agreement will be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to:

Alejandro N. Mayorkas, Esq.

WilmerHale LLP

1875 Pennsylvania Avenue NW

Washington, DC 20006

Carrie J. Hightman

Chief Legal Officer

801 East 86th Avenue

Merrillville, IN 46410

23. Notice will be effective upon actual receipt by the Government or NiSource.

24. The Government’s acceptance of delivery of any notice, certification, resolution, or report referenced in this Agreement, or the absence of any response thereto, is not, and will not be construed as, evidence of compliance with this Agreement or any other applicable laws, policies, or procedures.

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25. This Agreement, to become effective, must be signed by all of the parties listed below. No promises, agreements, terms, or conditions other than those set forth in this Agreement will be effective unless memorialized in writing and signed by all parties or confirmed on the record before the Court.

FOR THE UNITED STATES

ANDREW E. LELLING
UNITED STATES ATTORNEY

By:	/s/ Neil J. Gallagher, Jr.
Neil J. Gallagher, Jr.
Evan Gotlob
Assistant United States Attorneys

FOR NISOURCE, INC.

By:	/s/ Joseph Hamrock
Joseph Hamrock
Chief Executive Officer
NiSource, Inc.

By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer
NiSource, Inc.

By:	/s/ Alejandro N. Mayorkas, Esq.
Alejandro N. Mayorkas, Esq.
WilmerHale, LLP
Counsel for NiSource, Inc.

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UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

UNITED STATES OF AMERICA v. BAY STATE GAS COMPANY, doing business as (“d/b/a”) Columbia Gas of Massachusetts, Defendant	) ) ) ) ) ) ) ) ) ) ) )

Criminal No.

Violation:

Count One: Failure to Prepare and Follow a Procedure for the Starting Up and Shutting Down of a Pipeline Designed to Assure Operation within the Maximum Allowable Operating Pressure

(49 U.S.C. §§ 60123(a),60118(a); 49 C.F.R. §§ 192.605(a), 192.605(b)(5))

INFORMATION

At all times relevant to this Information:

General Allegations

1. Bay State Gas Company, d/b/a Columbia Gas of Massachusetts (“CMA”), was a Massachusetts corporation that supplied natural gas to approximately 325,000 customers in Massachusetts in and around Springfield, Brockton, and three Merrimack Valley communities in Lawrence, Andover, and North Andover. CMA was a wholly-owned subsidiary of NiSource, Inc. (“NiSource”), a publically traded company based in Merrillville, Indiana.

2. CMA engaged in the transportation of natural gas, was an operator of a gas pipeline system as well as a gas distributor operator (“Operator”), and was subject to the jurisdiction of the U.S. Department of Transportation (“US DOT”) as well as state and local regulations.

CMA’s Low-Pressure Gas Distribution System in South Lawrence

3. CMA owned and operated a network of gas pipeline systems for the transportation and delivery of natural gas that included a series of approximately 25 different low-pressure (“LP”) gas distribution systems in Massachusetts. Among these systems, CMA owned and operated a LP gas distribution system in the area of South Lawrence (“the South Lawrence LP System”).

4. The South Lawrence LP System used fourteen (14) regulator stations (“Reg. Stations”) to supply natural gas to main distribution lines (“mains”) and control downstream pressure. The Reg. Stations were belowground and contained “regulators” that monitored and controlled downstream gas pressure.

5. Natural gas came into the South Lawrence LP System at high pressure, about 77 pounds per square inch gauge (“psig”). The regulators decreased pressure to approximately 0.5 psig or 14 inches of water column (“w/c”), a more refined pressure measurement. The Reg. Stations supplied mains with gas through an outlet pipe. Mains, in turn, supplied gas to individual houses and businesses through service lines at roughly the same pressure, 0.5 psig or 14 inches w/c.

6. The fourteen (14) Reg. Stations that were part of the South Lawrence LP System controlled and regulated pressure in an automated manner. Based on the pressure the regulator sensed downstream, the regulator valve opened or closed to control downstream pressure at a pre-set limit called a “set-point” to ensure that the pressure in the system did not exceed the Maximum Allowable Operating Pressure (“MAOP”) and become unsafe. Although it varied, the MAOP for the South Lawrence LP System was generally 14 inches w/c.

7. Each regulator was equipped with a “regulator control line” also called a “control line,” “sensing line,” or “static line” (“control line”). A control line was generally a 3⁄4 inch steel pipe that connected the regulator to the main downstream. Without a control line connected from the regulator to the downstream gas main, the regulators in the South Lawrence LP System could not properly function.

8. Each Reg. Station in the South Lawrence LP System had at least two regulators, a “worker regulator” and a “monitor regulator,” each with a control line that sensed downstream pressure and connected back to the regulator, thereby enabling the regulator to regulate system pressure. The worker regulator was the primary regulator that maintained system pressure. The monitor regulator was the redundant backup in case the worker regulator was damaged or malfunctioned. If both control lines malfunctioned or failed to read any downstream pressure, the worker regulator would automatically and continually increase the pressure resulting in an “over-pressurization” of the LP system.

Background of the Pipeline Safety Act

9. Congress first established minimum safety standards for the transportation of natural gas and other gases by pipeline in the Natural Gas Pipeline Safety Act of 1968 (“NGPSA”) and directed the Secretary of the US DOT to issue regulations to protect against risks to life and property posed by pipeline transportation and pipeline facilities.

10. In 1970, in accordance with NGPSA, the Secretary of the US DOT issued regulations codified in Part 192 of Title 49 of the Federal Code of Regulations, Subparts A through M (“Part 192”).

11. In 1979, Congress amended the NGPSA to add criminal penalties for knowing and willful violations of any Part 192 regulation as part of the Hazardous Liquid Pipeline Safety Act of 1979 (“HLPSA”).

12. In 1994, Congress enacted the Pipeline Safety Act (“PSA”), 49 U.S.C. § 60101 et seq. The PSA combined and re-codified, without substantive changes, the two then existing pipeline safety statutes, NGPSA and HLPSA. The purpose of the PSA was to “provide adequate protection against risks to life and property posed by pipeline transportation and pipeline facilities.” 49 U.S.C. § 60102(a)(1).

13. In 2004, Congress amended the PSA by enacting the Norman Y. Mineta Research and Special Programs Improvement Act of 2004 to create the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), an agency within the US DOT.

14. In 2006, Congress enacted the the Pipeline Inspection, Protection, Enforcement and Safety Act (“PIPES”) which directed PHMSA to “prescribe minimum standards for integrity management programs for distribution pipelines.” 49 U.S.C. § 60109(e).

15. On December 4, 2009, PHMSA promulgated the regulations codified in Subpart P of Part 192, entitled “Gas Distribution Pipeline Integrity Management (IM).” Subpart P requires an Operator to “develop and implement” an IM Program by no later than August 2, 2011. 49 C.F.R. § 192.1005.

Regulations Regarding Pipeline Operations and Over-Pressurization

16. Subpart L of Part 192 prescribes the minimum requirements for safe pipeline operations and states that “no person may operate a segment of pipeline unless it is operated in accordance with this subpart.” 49 C.F.R. § 192.603(a).

17. Part 192 defines the Maximum Allowable Operating Pressure (“MAOP”) as “the maximum pressure at which a pipeline or segment of a pipeline may be operated[.]” 49 C.F.R. § 192.3. It also defines a “low-pressure distribution system” as a “distribution system in which the gas pressure in the main is substantially the same as the pressure provided to the customer.” 49 C.F.R. § 192.3. Subpart L further mandates that “[n]o person may operate a low-pressure distribution system at a pressure high enough to make unsafe the operation of any connected and properly adjusted low-pressure gas burning equipment” (referring to gas appliances). 49 C.F.R. § 192.623(a).

18. Under Part 192, “[e]ach operator shall prepare and follow for each pipeline, a manual of written procedures for conducting operations and maintenance activities,” otherwise known as an operation and maintenance manual (“O&M Manual”). Among other requirements, § 192.605(b)(5) requires that the O&M Manual include a procedure for “starting up and shutting down any part of a pipeline in a manner designed to assure operation within the MAOP limits prescribed by this part” in order “to provide safety during maintenance and operations.”

19. Subpart L also requires an operator to “keep records necessary to administer the procedures under § 192.605.” 49 C.F.R. § 192.603. Among the records required to be kept, and made available to operating personnel include, “construction records, maps and operating history.” 49 C.F.R. § 192.605(b)(3).

The September 13, 2018 Over-Pressurization Event

20. On or about September 13, 2018, beginning at approximately 4:00 p.m., a series of fires and explosions resulted from an over-pressurization of the South Lawrence LP System (“the Event”). By approximately 4:07 p.m., the actual operating pressure of the South Lawrence LP System increased to more than 35 inches of w/c and ultimately increased until the actual operating pressure was approximately 13 times greater than the MAOP.

21. The over-pressurization of the South Lawrence LP System caused multiple fires and explosions including inside house-hold appliances and residences. The resulting fires and explosions caused substantial damage to approximately 131 residential and commercial structures in the communities of Lawrence, Andover, and North Andover, including the total destruction of three houses in Lawrence, injured 22 people, killed one individual in Lawrence and severely disabled another.

Operational Notice 15-05

22. By at least September 2015, CMA’s employees in the Lawrence Division from Field Engineering, Construction, and Measurement and Regulation (“M&R”), as well as Senior Field Engineering Management in CMA were aware of the particular dangers associated with belowground control lines. In particular, these employees and CMA knew that a faulty, damaged, or unaccounted for control line on a Reg. Station in a LP system could lead to a dangerous over-pressurization of the system resulting in fires and explosions in a populated area.

23. On or about September 2, 2015, NiSource and CMA internally disseminated Operational Notice (“ON”) 15-05, entitled “Below Grade Regulator Control Lines: Caution When Excavating Near Regulator Stations or Regulator Buildings.” The impetus for ON 15-05 was a “near miss” experience involving another NiSource company outside of Massachusetts where a construction crew, excavating to repair a gas leak near a Reg. Station, came close to hitting a control line and was unaware of its purpose and importance.

24. The stated objective of ON 15-05 was two-fold: “1. Bring awareness to Company and Contractor employees regarding the existence and importance of regulator control lines . . . that help to provide critical sensing information for the accurate monitoring and control of outlet pressure into the Company’s piping systems . . ..” and “2. Set forth required actions for future Company excavations.”

25. ON 15-05 described what Reg. Station control lines did, and said control lines:

. . . sense the outlet pressure of the regulator. Based on the pressure sensed through the control line, the regulator valve will open or close to control the downstream pressure at the set point of the regulator.

26. ON 15-05 further warned that a broken or disrupted control line could lead to a “catastrophic event:”

If a control line breaks, the regulator will sense a pressure loss, causing the valve to open further, resulting in an over pressurization of the downstream piping system, which may lead to a catastrophic event. The same result occurs if the flow through the control line is otherwise disrupted (e.g., control line valve shut off, control line isolated from the regulator it is controlling).

27. Finally, the “Required Action” from ON 15-05 to the Company’s employees was that:

any Company excavations within the footprint of a [Reg. Station] and/or within 25 feet of a station building or fence shall only proceed with M&R standing by throughout the excavation . . .

28. While over-pressurization that could result in a “catastrophic event” was a known risk, CMA never prepared or implemented any written procedure to ensure that belowground control lines were accounted for, and, if necessary, removed or relocated. Instead, CMA relied upon an informal practice of encouraging verbal communication among members of Field Engineering, Construction and M&R when excavation took place within the footprint of a Reg. Station.

CMA’s Gas System Enhancement Program (“GSEP”)

29. An Act Relative to Gas Leaks, Massachusetts General Law, Chapter 164, Section 145), effective October 1, 2014 (“Section 145”), provided Massachusetts gas utility companies with a financial incentive to replace or improve aging or leaking gas infrastructure. Under Section 145, a gas distribution company was permitted to submit a Gas System Enhancement Program (“GSEP”) plan to the Massachusetts Department of Public Utilities (“MA DPU”). Among other requirements, the overall GSEP plan had to include a timeline for the removal of all leak-prone infrastructure within 20 years.

30. If accepted by the MA DPU, Section 145 permitted a gas distribution company “to begin recovery of the estimated costs of [pipe replacement] projects included in the plan on May 1 of the year following the initial filing and collect any revenue requirement, including property taxes and return associated with the plan.” More broadly, Section 145 permitted a gas company to more quickly recover its capital costs associated with its yearly forecasted pipeline replacement through the rates the MA DPU permitted the Company to charge its customers.

31. On or about October 31, 2014, CMA submitted its first annual GSEP plan and thereafter in 2015, 2016 and 2017. In the 2014 GSEP plan, CMA proposed to replace 44 miles of leak-prone mains and recover approximately $2.6 million in related costs. In its later GSEP plans submitted to the MA DPU, CMA sought to recover approximately $9 million in costs for 2016, approximately $16.8 million in 2017 and approximately $26.8 million in 2018.

32. In total, between 2015 and 2018, as part of the GSEP program, CMA earned a total of approximately $49.3 million in accelerated capital cost recovery and, after costs, realized a total profit of approximately $26.5 million.

The South Union Street Project

33. In or about August 2016, CMA began construction on a GSEP pipe replacement project in the South Lawrence LP System called the “South Union Street Project” (“the South Union Project”). The Field Engineering Department in Lawrence selected the South Union Project in part due to a pending City of Lawrence water-main project that would encroach upon the two aging cast-iron (“CI”) mains on South Union Street.

34. The South Union Project sought to replace two CI mains from the intersection of Market Street to Winthrop Avenue on South Union Street, measuring approximately 6 inches and 8 inches in diameter, with one plastic main. Once installed, the new plastic main would be “tied-in” and connected to the pipes on the side streets that supplied gas to customers through service lines. As typical in pipe replacement projects, upon completion of the project, the two CI mains on South Union Street would be completely disconnected from the LP system and abandoned in the ground.

35. The scope of the South Union Street project included the replacement of the CI mains near a belowground Reg. Station located at the intersection of Winthrop Avenue and South Union Street (the “Winthrop Reg. Station”), one of the fourteen (14) different regulator stations that monitored and controlled downstream pressure in the South Lawrence LP System.

36. From in or about September 2015 and continuing up until the time of the Event, two control lines connected the Winthrop Reg. Station to the two CI mains on South Union Street.

A.	The Control Lines at the Winthrop Avenue Reg. Station

37. In or about early September 2015, two CMA M&R technicians conducting an annual inspection of the Winthrop Reg. Station discovered that one of the control lines on the Winthrop Reg. Station failed to read any downstream pressure. Under CMA’s O&M Manual, each belowground Reg. Station was required to have at least two functional control lines (one for the “worker” regulator, one for the “monitor” regulator) that connected the Reg. Station to the mains to monitor and regulate downstream pressure.

38. Further investigation by the M&R technicians revealed that the control line reading zero pressure had been erroneously left on the CI main on Winthrop Avenue sometime in 2015, near the intersection of South Union Street, during an earlier pipe replacement project known as the “Parker Street Project.” Having only one functional control line was a violation of CMA’s O&M procedures and created a significant risk of an over-pressurization event had the second control line also failed.

39. Following the discovery of the control line erroneously left on the abandoned pipe, on or about September 21, 2015, a CMA Construction Leader (“Construction Leader-1”) coordinated the installation of a new control line for the Winthrop Reg. Station. Instead of connecting to the abandoned main on Winthrop Avenue, the new control line connected the Winthrop Reg. Station to the 8-inch CI main on South Union Street approximately 39 feet from the Winthrop Reg. Station, a distance further than the 25 feet parameter in ON 15-05.

40. Following the installation of the new control line, a CMA inspector created a hand-drawn “as-built” drawing to document the location of the new control line. Although not foreseen as part of the construction in the Parker Street Project, records of the installation of the new control line from the Winthrop Reg. Station became part of CMA’s records relating to the Parker Street Project. As a result of the installation, a darkened asphalt trench with spray-painted markings remained visible on the street from the Winthrop Reg. Station across South Union Street to the location of the CI mains up through the day of the Event.

41. Less than a year later, on or about May 13, 2016, a third party construction crew conducted an additional pressure test of the same newly installed control line from the Winthrop Reg. Station. As part of the process, the construction crew, with a CMA inspector onsite, excavated and removed a portion of the new control line and re-attached the control line again to the 8-inch South Union CI main.

B.	CMA’s Records of Control Lines in Lawrence

42. Prior to the Event, CMA did not maintain consistent and reliable records of control lines. Instead of mapping control lines into their main computerized mapping system, Geographic Information System (“GIS”), records of control lines were primarily located in a patchwork of multiple locations, including records of completed construction projects known as the “Work Done Files” and “Capital Close-Out” Files; a paper notebook of the location of critical valves known as the “Critical Valve Book” (“CVB”); and in a binder of documents that M&R personnel kept in their CMA trucks.

43. As employees from CMA Engineering, Construction and M&R in Lawrence knew, the records regarding the location of control lines were often outdated, incomplete and thus unreliable. Records of the locations of the control lines for the Winthrop Reg. Station were first located in the CVB, a binder that contained hard copies of maps that depicted the location of “critical valves,” valves designated by both state and federal code as critical. The Lawrence

Engineering Department kept and maintained the CVB, but did not regularly or consistently update information about the location of control lines. For example, for the Winthrop Regulator Station, the CVB had the location of the control lines as they existed in approximately May 2010, but when the new control line was installed in or about September 2015, the CVB was never updated to reflect the change.

44. A second location for records of control lines was the Work-Done and Capital Close-Out Files. Following the completion of a construction job, CMA Construction inspectors completed hand-drawn “as-built” drawings to record the location of pipes and new infrastructure. In the case of the Winthrop Reg. Station, while the Work-Done and Capital Close-Out File for the Parker Street Project included the “as-built” drawing for the September 2015 installation of the new control line, the drawing did not depict the location of the second control line from the Winthrop Reg. Station to the CI main on South Union Street.

45. A third location for records of control lines were the binders of documents and hand-drawn diagrams often referred to as “bibles” that M&R personnel kept in their trucks that were not maintained in a centralized location. With regards to the Winthrop Reg. Station, the M&R book contained two diagrams with information about the location of the control lines in approximately 2000 and 2010, but did not reflect the location of the newly installed control line from September 2015.

46. While GIS, CMA’s most readily available and centralized record of their pipeline system, depicted the location of the Reg. Stations and the outlet pipes, it generally did not include any information about the control lines. Furthermore, despite concerns that CMA engineers raised about control lines not being consistently mapped in GIS, CMA deliberately chose to not include consistent and reliable information about the location of control lines in GIS and instead relied upon the patchwork of records described above that were often outdated and unreliable.

47. For example, on or about April 24, 2017, a NiSource engineer in Gas Systems Planning (“GSP”) working with CMA Field Engineers scheduled a telephonic meeting entitled “Feasibility discussion of mapping reg station control lines in GIS” with the Leader of GIS Capital Closeout and a Leader of Field Engineering (“FE Leader”). During the meeting, GSP Engineer expressed concerns that control lines were not included in GIS and was adversely affecting the accuracy of gas pressure models for Field Engineers.

48. Despite this concern, CMA deliberately chose not to change its practice and failed to include the location of control lines into GIS because of the substantial cost involved in proactively locating and mapping control lines. Instead, the primary use and utility of GIS continued to be the accounting of the replacement and abandonment of CI pipe for capital recapture in the GSEP program, a financial benefit for CMA.

C.	The Responsibility for Control Lines

49. Without any clear direction and implementation of a procedure to address the dangers associated with control lines, and despite the known risk, employees in CMA’s Lawrence Division in Engineering, M&R and Construction frequently ignored and shifted the responsibility for locating and accounting for control lines to other Departments. For example, while employees in the Field Engineering Department in Lawrence considered the control lines to be an M&R responsibility (because they were associated with Reg. Stations), M&R personnel considered control lines to be an Engineering responsibility because the control line pipes extended outside the boundaries of the Reg. Station.

D.	Early Planning Stages of the South Union Project

50. In and around 2015, CMA Field Engineering in Lawrence was understaffed and consisted only of two Field Engineers: a more junior Field Engineer (“Field Engineer-1”) whom CMA hired in approximately July 2015 with no prior professional engineering experience and a more senior Field Engineer ( “Field Engineer-2”). Because of Field Engineer-2’s workload, in or about late 2015, Field Engineer-2 gave the South Union Project to Field Engineer-1. In terms of size, complexity and budget, the South Union Project, at a projected cost of over $1.4 million, was the largest project on which Field Engineer-1 had ever worked to date.

51. In or about February 2016, Field Engineer-1 finalized an initial Proposed Drawing (“Pro-Drawing”) for the South Union Project that included maps derived from GIS that depicted the location of the existing gas main to be abandoned and the proposed location of the new plastic main. The Pro-Drawing also depicted the location of the Winthrop Reg. Station and outlet pipes, but because CMA did not include information about control lines in GIS, the Pro-Drawing also did not include any information about control lines.

52. While Field Engineer-1 and others members of Field Engineering knew the precise danger associated with control lines, throughout the duration of the project from approximately late 2015 and continuing until the day of the Event, Field Engineer-1 never took any action to locate the control lines associated with the Winthrop Reg. Station. Moreover, despite the high probability of a catastrophic over-pressurization of a LP system that would result if a Reg. Station’s control lines were left connected to a main that was then replaced and abandoned, CMA and CMA’s Field Engineering Department never implemented any formal written procedure to ensure the necessary relocation of control lines.

53. Instead, CMA followed an informal practice of encouraging verbal communication and collaboration among members of Field Engineering, Construction and M&R involved in a particular project including through a process called “Constructability Reviews.”

54. For example, on or about March 1, 2016, Construction Leader-1 and Field Engineer-1 engaged in the first of three “Constructability Reviews” on the South Union Project, a discussion between Field Engineering and Construction that followed a two-page checklist entitled “Constructability/Safety Review.” The two-page checklist, from a CMA template, was required documentation for a pipe replacement project, but made no reference to control lines and did not require a formal discussion with M&R.

55. Despite the fact that Construction Leader-1 knew that in September 2015, a new control line had been installed from the Winthrop Reg. Station to the CI main on South Union Street that was now planned for abandonment in the South Union Project, Construction Leader-1 never discussed with or identified to Field Engineer-1 the need to relocate the control line on the South Union Street CI main. Instead, Construction Leader-1 encouraged Field Engineer-1 to discuss with then-Leader of M&R (“M&R Leader-1”) the type and size of the valve needed for a new outlet pipe that would connect the Winthrop Reg. Station to the new plastic main on South Union Street.

56. While Field Engineer-1 generally discussed the South Union Project with M&R Leader-1, Field Engineer-1 did not have a meaningful conversation about the control lines or the necessity to relocate the control lines at the end of the project with M&R Leader-1. Instead, Field Engineer-1 assumed that nothing further was needed from Engineering even though Field Engineer-1 knew that nothing had been done to plan for, or actually relocate, the control lines before the final abandonment of the CI mains on South Union Street. In doing so, CMA recklessly disregarded a known and certain risk of a catastrophic over-pressurization.

E.	Approval of the South Union Street Project

57. In or about March 2016, Field Engineer-1 submitted the South Union Project for approval first to the Leader of FE and then to the Manager of Field Engineering for CMA (“FE Manager”). Among the materials that Field Engineer-1 submitted through the company’s Work Management System were a scope map of the project, specific tie-in and abandonment procedures for the various stages of the project, and a Project Budget Request (“PBR”) that indicated that the total cost of the project was approximately $1.4 million, but which would ultimately result in the retirement of approximately 7,500 feet of CI main pipe for the GSEP Program.

58. The PBR also made clear that the project involved the ultimate abandonment of a substantial portion of CI mains but not their entirety “due to the regulator station at the intersection of S. Union Street and Winthrop Ave and that the LP system in this area depends on the stretch of LP mains on S. Union St.” The documents that Field Engineer-1 submitted through WMS Docs to senior Engineering Management did not include any procedure for the relocation of the control lines before the final abandonment of the CI mains.

59. Even though Field Engineering was ultimately responsible for the design and procedures for the execution of the South Union Project, and Engineering Management knew that the South Union Project was Field Engineer-1’s largest and most difficult project to-date, members of Field Engineering Management never addressed the need to relocate, or account for, the control lines on the Winthrop Reg. Station to prevent an over-pressurization event. Instead, Field Engineering Management focused its’ project review on cost and budget issues. Both the FE Leader and FE Manager approved the project for release to the construction phase without any discussion about control lines or concerns about over-pressurization.

Construction of the South Union Project in 2016

60. In or about July 2016, construction of the South Union Project began with a third-party contractor construction crew and one of three CMA inspectors onsite. From in or about August 2016 through the remainder of 2017, a third-party contractor (“CMA Inspector-1”) served as the project’s primary inspector. On at least two different occasions in 2016, the construction crew, with a CMA inspector onsite conducted work in and around the Winthrop Reg. Station.

61. First, on or about August 9, 2016, the construction crew excavated in the area of the Winthrop Reg. Station in order to install the new plastic main directly under the two control lines that connected the Winthrop Reg. Station to the CI main’s on South Union Street. Even though a CMA inspector was onsite during the work, CMA did not document or record the location of the control lines.

62. Second, on or about October 17, 2016, the construction crew installed an outlet pipe from the Winthrop Reg. Station to the newly installed plastic main. The same day, in an email at approximately 9:09 p.m., Construction Leader-1 informed M&R Leader-1 that construction was “working on the low pressure outlet [at the Winthrop Reg. Station] . . . and eventually moving the static lines to the new outlet piping.”

63. On or about October 27, 2016, CMA was required to discontinue construction on the South Union Project due to a citywide moratorium from the City of Lawrence on all gas, water and sewer construction projects in Lawrence. Thereafter, from in or about 2017 until in or about early 2018, the City of Lawrence discontinued authorizing permits for all but a limited number of public utility construction projects due to a concern about a lack of coordination and communication about ongoing construction projects.

64. While originally planned for completion by the end of 2016, due to the citywide moratorium, in late 2016 the project was placed on hold. By in or about October 2016, the construction crew installed and “energized” the new plastic main on South Union Street by feeding the main with gas from the Winthrop Reg. Station. The construction crew, however, was unable to begin any of the “tie-in” and abandonment procedures to “tie-in” or connect the side-streets to the new plastic main and thus was also unable to abandon the CI mains on South Union Street.

65. By December 2016, CMA Inspector 1’s notes on the tie-in procedures to Field Engineering made clear that the regulator at the Winthrop Reg. Station was still connected to the old CI-mains on South Union Street and were “NOT CUT-OFF AS OF 12-9-16,” meaning that gas from the Winthrop Reg. Station was still feeding the two CI mains on South Union Street.

66. Around the same time, Construction Leader-1 and CMA Inspector-1 had discussions about the need to eventually move the control lines, but neither took any material action to ensure that the controls lines were moved at the appropriate time to prevent a catastrophic over-pressurization event. Moreover, by the completion of the project in 2018, Construction Leader-1 was working in a new position and CMA Inspector-1 was working on different construction projects.

67. As a result, though it was originally planned to be one of three “carry-over projects” that was at first scheduled for 2017, the continued construction of the South Union Project was ultimately delayed until approximately May 2018.

The Project Cost Review of the South Union Project in 2017

68. On or about January 16, 2017, Field Engineer-1 submitted an updated PBR for the “carry-over” South Union Project to Field Engineering Management. In contrast to the first PBR submitted for the South Union Project on March 9, 2016, the updated PBR had an estimated total additional cost of more than $1.1 million with a projected completion date of the fall of 2017, though no construction took place in 2017.

69. As a result of the increased costs related to the South Union Project, the FE Manager scheduled a “Project Cost Review” to take a closer look at the South Union Project “due to its’ size and the financial impact to the budget.”

70. The Project Cost Review for the South Union Project took place on or about February 17, 2017 and included a presentation from Field Engineer-1 and Construction Leader-1 to the FE Manager. The presentation was focused on cost and included a slide entitled “Work Completed in 2016 (what did we get for our money).” The presentation also addressed the construction involving the Winthrop Reg. Station and made clear was still feeding both old CI mains as well as the new plastic main on South Union Street. The presentation also included a timeline of events that emphasized the fact that “City of Lawrence shut down all work” on October 17, 2016 as the primary reason for the “extended contracting costs.”

71. While over three consecutive years in 2016, 2017 and 2018 both the FE Manager and FE Leader participated in the approval of the South Union Project and a more detailed Project Cost Review in February 2017, no one from Field Engineering involved in the project ever specifically addressed the need to account for the control lines on the Winthrop Reg. Station to prevent a known risk of catastrophic over-pressurization. Instead, CMA and Field Engineering’s evaluation of risk focused on the actual occurrence of prior events affecting pipeline integrity and the fact that, despite a 2015 “near-miss” involving control lines within NiSource, CMA had never previously had a serious over-pressurization event involving control lines.

Field-Engineering’s Focus on GSEP Goals and Company Earnings

72. While CMA Field Engineering was ultimately responsible for the design and written procedures relating to pipeline replacement projects, the focus of the FE Manager’s position was the management and administration of CMA’s Capital Expenditure and GSEP Program, and promoting the achievement of the company’s financial objectives. Following the initiation of the GSEP Program in or about 2015, CMA dictated yearly mileage goals under the GSEP program that increased annually. The FE Manager made clear to CMA employees that meeting GSEP mileage goals was directly connected to company earnings.

73. For example, on or about January 6, 2017, following the completion of the first full year of GSEP in 2016, the FE Manager emailed Engineering, Construction and Senior Management in CMA to tout the booking of approximately $67.3 million in capital expenditures as a “huge milestone” and stated that their meeting “the GSEP targets is contributing to the earnings of CMA.”

74. In addition, during monthly Capital Program Management Meetings, the FE Manager frequently encouraged CMA employees from Construction and Engineering to timely execute and close-out capital GSEP projects and connected the completion of these projects to company earnings. In April 2016, the FE Manager’s presentation included a graphic linking the terms “Concept,” “Execute,” and “Close Out” to promote the timely completion of projects. By April 2018, the FE Manager added the term “Earnings” to flow directly from the “Close Out” or completion of GSEP projects to emphasize the point that company earnings derived directly from completed GSEP projects.

75. In addition to touting success, the FE Manager also frequently expressed dissatisfaction directly to subordinates and direct reports about the failure to meet GSEP goals for the retirement of “priority pipe.” For example, on or about November 16, 2017, the FE Manager emailed that “failing to meet a goal of retiring 234,000 ft will be severely frowned upon. (think Game of Thrones . . . :-).”

76. On or about March 12, 2018, after CMA had reported the retirement of only 43 miles of pipe, the FE Manager emailed that, “We better have retired more than 43 miles of priority pipe! More like 53 miles.”

77. On or about September 7, 2018, following an email from the leader of the Capital Closeout that CMA was approximately 14 miles behind its goal for the retirement of priority pipe, the FE Manager emailed a group of subordinates, “For CMA we are 14 miles behind. My question to the group, is anyone concerned that we will not meet our target for the year? If so, what can we do to mitigate the risk?” referring to the risk of failing to meet the GSEP goal rather than any particular risk of pipeline integrity or safety.

The M&R Department in Lawrence

78. Between approximately 1988 and January 2018, CMA’s M&R Department in Lawrence was primarily responsible for maintaining the Reg. Stations and ensuring compliance with state and federal regulations as well as the company’s internal Gas Standards that were based on state and federal regulations, primarily Part 192. During the same period of time, among other responsibilities, M&R was also responsible for maintaining and staffing a Liquefied Natural Gas (“LNG”) and Liquid Propane Gas (“LPG”) Plant in the Lawrence area that provided additional supplies of gas for winter.

79. In or about 2017, CMA Senior Management proposed a structural change to the Lawrence M&R Department, already in place in the Brockton and Springfield M&R Departments, that would divide the responsibility for M&R and the LNG/LPG Plant into two separate departments. By no later than mid-2017, M&R Leader-1 complained to CMA’s Vice President and Operations Center Manager (“OCM-1”) that the change would be a bad decision, resulting in a lack of resources to manage not only the LNG/LPG Plant, but the area Reg. Stations.

80. Specifically, because the six total qualified employees in M&R could not shift responsibility between Plants and M&R as needed, only two M&R personnel would be left to manage all the Reg. Stations in Lawrence, Andover and North Andover. Around the same time, CMA Senior Management also knew that CMA needed more use of its LNG/LPG Plant, particularly in winter, due to the recent defeat of a proposed transmission pipeline in Northern Massachusetts, requiring four M&R Technicians to work 12-hours shifts to operate the Plant around-the-clock with a minimum staff of two employees per shift. According to an October 2017 email regarding M&R Leader-1’s concern, “That leaves no time to respond to regulator station issues or the like.”

81. Pursuant to a request from CMA’s Vice President, M&R Leader-1 was required to put together “a business case” for more resources in M&R. As a result, on or about October 16, 2017, M&R Leader-1 made a presentation to CMA’s Vice President, OCM-1 and the Finance Director about the need for more resources in M&R and the Plant. During the meeting, M&R Leader-1 described the need for more resources as “urgent” and warned that there were potential consequences for not adding the resources, including the fact that M&R could not adequately respond if there were multiple Reg. Station concerns. While the CMA Vice President ultimately agreed to provide the additional resources that M&R Leader-1 requested, CMA did not secure more resources for M&R until after the Event, and still divided M&R and the Plant into separate divisions.

82. Specifically, between in or about December 2017 and April 2018, CMA senior management shifted the responsibility for Lawrence M&R and Reg. Stations from M&R Leader-1 to the leader of M&R for Brockton and Springfield (“M&R Leader-2”) while M&R Leader-1 retained responsibility for the Plant. By in or about May 2018, M&R Leader-1, the sole CMA employee with the most knowledge of all Lawrence Reg. Stations, abruptly retired from CMA.

83. Around the same time, in April 2018, CMA shifted managerial responsibilities in Lawrence in order to focus on the “rate case” before the MA DPU to increase the rates CMA could charge to CMA’s customers, based in part on the GSEP Program. According to a January 29, 2019 email from the Vice President of CMA, “After the filing [of the rate case in April 2018], the next six to eight months are focused on the case management and the litigation process – creating a significant burden on resources.”

84. In order to shift CMA’s focus to the upcoming rate case, in late January 2018, CMA temporarily gave the Lawrence Manager of Systems Operations (“OCM-2”) the additional responsibility of serving as the Lawrence OCM, with oversight over M&R in Lawrence even though OCM-2 had no prior experience with M&R as well as no understanding of ON 15-05 and the importance of control lines.

The Continuation of the South Union Project in 2018

85. On or about January 19, 2018, for the third consecutive year, Field Engineer-1 submitted a PBR for the South Union Project to Senior Field Engineering Management. After several revisions to the budget and cost documents that the FE Manager directed, by on or about March 20, 2018, both the FE Leader and FE Manager again approved the continuation of the South Union Project for construction and completion in 2018.

86. The managerial review of the project was again focused on cost and budget in part because the project was delayed, over-budget, and needed to be completed in order to allow for a City of Lawrence water project to commence in the same area. Immediately following the approval, in an email on or about March 20, 2016, Field Engineer-1 informed Construction that, “This is one of the projects that needs to start as soon as the city allows us” in order to complete the project in 2018. Furthermore, unlike the previous two years, no Constructability Review took place between Field Engineering and M&R. Instead, the South Union Project proceeded to the final construction phase without any formal or informal collaboration or planning among Field Engineering, Construction, and M&R.

87. The final stages of the South Union Project involved step-by-step “tie-in” and abandonment procedures whereby the construction crew would “tie-in” or connect the new plastic main to the side-streets and cut-off portions of the CI mains on South Union Street. As CMA collectively contemplated and planned, the project would be completed upon the final “tie-in” and abandonment procedure. At that time, the CI mains on South Union Street would be abandoned and completely disconnected from the flow of gas.

88. Nevertheless, despite the fact that CMA knew that the control lines were still attached to the CI mains and that the complete abandonment of the CI mains would cause the Winthrop Reg. Station control lines to read decreasing pressure, prompting the regulators to automatically and continually supply more gas to the South Lawrence LP System to the point of a dangerous over-pressurization, CMA did not prepare and follow, nor even contemplate, a formal written procedure for the removal of the control lines CMA knew was needed to prevent an over-pressurization and assure operation within the MAOP.

89. Furthermore, while CMA had encouraged an informal practice of verbal communications and collaboration among Field Engineering, CMA and Senior Management knew that by 2018, with the exception of Field Engineer-1, each of the prior significant participants in the South Union Project – including Construction Leader-1, M&R Leader-1, CMA Inspector-1, and the 2016 construction crew – were no longer involved in the project. Yet, CMA did nothing to manage the change in personnel or to pass on the information about the project they collectively shared.

90. For example, in early 2018, Construction Leader-1 took a new position with CMA in the Lawrence Operations Department. Construction Leader-1 was directly involved in the installation of the new control line in 2015, and knew that CMA would have to eventually move the control lines on the Winthrop Reg. Station, but failed to inform the new Construction Leader or the new CMA Inspector (“CMA Inspector-2’) about the need to relocate the control lines to prevent an over-pressurization.

91. The renewed construction of the South Union Project began with a new construction crew and CMA Inspector-2 on or about May 22, 2018. On or about June 12, 2018, the construction crew began work near the Winthrop Reg. Station. During the construction, CMA Inspector-2 contacted Field Engineer-2 and Field Engineer-1 when it was discovered that the construction crew could not excavate in a particular area because the street had been newly paved.

92. As a result, Field Engineer-2 and Field Engineer-1 viewed the construction site, and directed the construction crew to alter the procedure to “cut-and-cap” portions of the old CI mains on South Union Street, thus removing portions of the CI mains from the street. At the time of the construction, CMA Inspector-2 noted the darkened asphalt trench—depicting the location of the control line installed in September 2015—but wrongly assumed the trench was the location of the outlet pipe. At the same time, while present at the construction site, neither Field Engineer-2 or Field Engineer-1 ever took any steps to investigate or determine the location of the control lines or contact M&R even though the construction site was in close proximity to the Winthrop Reg. Station.

93. On or about September 13, 2018, at approximately 4:00 p.m., the construction crew completed the final “tie-in” and abandonment procedure following the procedures CMA provided to the crew at the intersection of Salem Street and South Union Street. While not anticipated by the construction crew, the final “tie-in” and abandonment procedure resulted in the complete abandonment of the CI mains on South Union Street. Upon the complete abandonment and isolation of the CI mains on South Union Street, the Winthrop Reg. Station - that CMA knew was still connected to the CI mains on South Union Street - sensed a sharp decline in pressure, causing the Winthrop Reg. Station to automatically and continually feed more pressure into the South Lawrence LP System causing the catastrophic over-pressurization event described above in paragraphs 20 and 21.

COUNT ONE

Failure to Prepare and Follow a Procedure for the Starting Up and Shutting Down of a Pipeline

Designed to Assure Operation within the Maximum Allowable Operating Pressure

(49 U.S.C. §§ 60123(a), 49 U.S.C. § 60118(a);

49 C.F.R. §§ 192.605(a), 192.605(b)(5))

The United States Attorney charges:

94. The United States Attorney re-alleges and incorporates by reference paragraphs 1-93 of this Information.

95. From in or about 2015 through on or about September 13, 2018, in in the District of Massachusetts, the defendant,

BAY STATE GAS COMPANY,

d/b/a Columbia Gas of Massachusetts,

by and through the actions of its employees, and through a pattern of flagrant organizational indifference, knowingly and willfully violated a minimum safety standard for the starting up and shutting of any part of a distribution pipeline, as set forth in Title 49, Code of Federal Regulations, Section 192.605(b)(5). Specifically, BAY STATE GAS COMPANY, d/b/a Columbia Gas of Massachusetts, knowingly and willfully failed to prepare and follow procedures to remove and relocate regulator control lines on the South Union Project to assure operation of the South Lawrence LP System within the Maximum Allowable Operating Pressure and safety during maintenance and operations.

All in violation of Title 49, United State Code, Section 60123(a).

ANDREW E. LELLING
United States Attorney

By:	/s/ Neil J. Gallagher, Jr.
Neil J. Gallagher, Jr.
Evan Gotlob
Assistant U.S. Attorneys

Dated: February 26, 2020

U.S. Department of Justice Andrew E. Lelling United States Attorney District of Massachusetts

Main Reception: (617) 748-3100	John Joseph Moakley United States Courthouse
1 Courthouse Way
Suite 9200
Boston, Massachusetts 02210

February 25, 2020

Alejandro N. Mayorkas, Esq.

WilmerHale, LLP

1875 Pennsylvania Avenue NW

Washington, DC 20006

Re:	United States v. Bay State Gas Company, d/b/a Columbia Gas of Massachusetts

Criminal No.

Dear Counsel:

The United States Attorney for the District of Massachusetts (“the U.S. Attorney”) and your client, Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts (“Defendant”), agree as follows with respect to the above-referenced case:

1.	Change of Plea

At the earliest practicable date, Defendant will waive Indictment and plead guilty to Count One of the Information, attached to this agreement as Exhibit A, charging the Knowing and Willful Failure to Prepare and Follow a Procedure for the Starting Up and Shutting Down of a Pipeline Designed to Assure Operation within the Maximum Allowable Operating Pressure, in violation of 49 U.S.C. § 60123(a), 49 U.S.C. § 60118(a), and 49 C.F.R. §§ 192.605(a) and 192.605(b)(5). Defendant admits that it committed the crime specified in Count One and is in fact guilty.

2.	Penalties

Defendant faces the following maximum penalties:

a.	A fine of not more than the greater of twice the gross gain or twice the gross loss, whichever is greater, pursuant to 18 U.S.C. § 3571(d);

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b.	A term of probation of not less than one (1) year nor more than three (3) years, pursuant to 18 U.S.C. § 3561(c)(1);

c.	Restitution to any victim of the offense; and

d.	A mandatory special assessment of $400, pursuant to 18 U.S.C. § 3013(c)(2)(B).

3.	Fed. R. Crim. P. 11(c)(1)(C) Plea

This Plea Agreement is made pursuant to Fed. R. Crim. P. 11(c)(1)(C), and Defendant’s guilty plea will be tendered pursuant to that provision. In accordance with Rule 11(c)(1)(C), if the District Court (“Court”) accepts this Plea Agreement, the Court must include the agreed disposition in the judgment. If the Court rejects any aspect of this Plea Agreement, the U.S. Attorney or Defendant may deem the Plea Agreement null and void. Defendant understands and acknowledges that it may not withdraw its plea of guilty unless the Court rejects this Plea Agreement under Fed. R. Crim. P. 11(c)(5).

4.	Sentencing Guidelines

The parties agree jointly to take the following positions at sentencing under the United States Sentencing Guidelines (“USSG” or “Guidelines”) and other applicable law.

a)

No guideline under the USSG has been promulgated for the violation to which Defendant is pleading guilty, specifically, a violation of 49 U.S.C. §§ 60123(a), and 60118(a) and 49 C.F.R. §§ 192.605(a) and 192.605(b)(5). See USSG §§ 2X5.1;

b)	Pursuant to USSG § 2X5.1, the most analogous guideline for the facts and circumstances of this case is USSG § 2Q1.2 as it pertains to the Mishandling of Hazardous or Toxic Substances.

c)	Pursuant to USSG § 2Q1.2(a), Defendant’s base offense level is 8;

d)	Defendant’s offense level is increased by 6 levels, because pursuant to USSG § 2Q1.2(b)(1)(A) the offense resulted in, by analogy, an ongoing and continuous discharge of natural gas;

e)	Defendant’s offense level is increased by 9 levels, because pursuant to USSG § 2Q1.2(b)(2) the offense resulted in a substantial likelihood of death and serious bodily injury;

f)

In accordance with USSG § 3E1.1, based on Defendant’s prompt acceptance of responsibility for the offense of conviction in this case, the adjusted offense level is reduced by three, resulting in a total adjusted offense level 20.

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g)

Since USSG § 2Q1.2 is not covered by USSG § 8C2.1, the applicable fine is determined by USSG § 8C2.10, which provides that the Court “should determine an appropriate fine by applying the provisions of 18 U.S.C. §§ 3553 and 3572.”

The U.S. Attorney’s agreement that the disposition set forth below is appropriate in this case is based, in part, on Defendant’s prompt acceptance of responsibility for the offense of conviction in this case, Defendant’s voluntary payments of restitution to the victims of the offense, and Defendant’s parent company, NiSource, Inc.’s (“NiSource”), agreement to use reasonable best efforts to sell Defendant or Defendant’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170, upon the completion of which: (1) NiSource will cease and desist any and all gas pipeline and gas distribution activities in the District of Massachusetts; and (2) NiSource will pay a fine equal to the amount of any profit or gain NiSource realized from any such sale.

The U.S. Attorney may, at his sole option, be released from his commitments under this Plea Agreement, including, but not limited to, his agreement that Paragraph 5 constitutes the appropriate disposition of this case, if at any time between Defendant’s execution of this Plea Agreement and sentencing, Defendant:

(a)	Fails to admit a complete factual basis for the plea;

(b)	Fails to truthfully admit Defendant’s conduct in the offense of conviction;

(c)	Falsely denies, or frivolously contests, relevant conduct for which Defendant is accountable under USSG § 1B1.3;

(d)	Fails to provide truthful information about Defendant’s financial status and/or Defendant’s payments to victims of the offense of conviction;

(e)	Gives false or misleading testimony in any proceeding relating to the criminal conduct charged in this case and any relevant conduct for which Defendant is accountable under USSG § 1B1.3;

(f)	Engages in acts that form a basis for finding that Defendant has obstructed or impeded the administration of justice under USSG § 3C1.1;

(g)	Commits a crime; or

(i)	Attempts to withdraw Defendant’s guilty plea.

Nothing in this Plea Agreement affects the U.S. Attorney’s obligation to provide the Court and the U.S. Probation Office with accurate and complete information regarding this case.

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5.	Agreed Disposition

Under Fed. R. Crim. P. 11(c)(1)(C), the United States and Defendant agree that the following is a reasonable and appropriate disposition of this case, taking into consideration all of the factors set forth in 18 U.S.C. §§ 3553(a) and 3572:

a.

A criminal fine in the amount of $53,030,116 paid within thirty (30) days of sentencing, which amount represents twice the amount of pecuniary gain of $26,515,058 that Defendant received from its Gas System Enhancement Plan (“GSEP”) in Massachusetts from 2015 through and including 2018.

b.

A period of probation of three (3) years that will immediately terminate prior to the three (3) year term upon a certification to the Court of the completion of the sale of Defendant or Defendant’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170, and formal acceptance of the sale by the Massachusetts Department of Public Utilities (“MA DPU”).

c.

In addition to the mandatory conditions of probation pursuant to USSG § 8D1.3 and 18 U.S.C. § 3563(a), which includes the full payment of the fine set forth in paragraph 5(a), the period of probation shall also include the following additional conditions:

i.

Defendant will implement and adhere to each of the recommendations from the National Transportation Safety Board (“NTSB”) related to NTSB Accident ID PLD18MR003 regarding the Merrimack Valley Over-Pressurization Event on or about September 13, 2018 (the “Event”);

ii.

Defendant will agree to employ at Defendant’s expense an in-house monitor to oversee Defendant’s compliance with the recommendations of the NTSB and applicable laws and regulations. This monitor will report monthly in writing to a government committee composed of a representative from the U.S. Attorney, the MA DPU and the Massachusetts Attorney General’s Office (“MA AGO”);

iii.

In the event that Defendant enters into a definitive purchase and sale agreement for the sale of Defendant or its gas distribution business within the three (3) year term of probation, Defendant will do the following:

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A.

Within three (3) business days of the execution of a definitive purchase and sale agreement with a purchaser of Defendant or Defendant’s gas distribution business, Defendant will submit to the U.S. Attorney and the Court a filing, which if appropriate may be filed under seal, that completely and accurately details the terms of the purchase and sale agreement including the proposed purchase price;

B.

Within seven (7) business days of the execution of a definitive purchase and sale agreement with a purchaser of Defendant or Defendant’s gas distribution business, Defendant will provide the U.S. Attorney and the Court, in the form of a declaration under 28 U.S.C. § 1746 that may be filed under seal if appropriate, a true and accurate detailed accounting following both Generally Accepted Accounting Principles (“GAAP”) and federal income tax obligations, of the total amount of any potential gain, profit or loss that will result from the proposed sale reflected in the filing described above in paragraph 5(c)(iii)(A) and in accordance with the formula set forth in Exhibit B;

C.

Upon request from the U.S. Attorney, Defendant will promptly provide to the U.S. Attorney true and accurate records including income tax returns, to the extent required to verify the accuracy of any potential profit, gain or loss that will result from the sale of Defendant or Defendant’s gas distribution business reflected in the filing described above in paragraph 5(c)(iii)(A). Defendant understands and agrees that the U.S. Attorney may provide these records to an outside consultant/expert he retains to verify the accuracy of the information, provided that such consultant/expert is subject to the terms of a confidentiality agreement; and

D.

No later than three (3) business days before the completion of any sale of Defendant or its gas distribution business, Defendant will provide the U.S. Attorney and the Court, in a filing that may submitted under seal if appropriate, any updated information about the terms of sale, and Defendant’s calculation of any gain, profit or loss from the sale of Defendant or Defendant’s gas distribution business in accordance with the formula set forth in Exhibit B. Defendant understands and agrees that Defendant must completely and accurately report to both the Court and the U.S. Attorney the total amount of any profit, gain or loss from the sale of Defendant or its gas distribution business.

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d.

Defendant understands and agrees that the U.S. Attorney reserves the right to verify and challenge the accuracy of Defendant’s calculation of any potential profit, gain or loss from the sale of Defendant or its gas distribution business prior to the final sale and that Defendant’s failure to accurately report the information described above in paragraph 5(c)(iii) may constitute a violation of this Plea Agreement and/or a violation of a condition of Defendant’s probation. See USSG § 8D1.4(b)(3).

e.

Notwithstanding the agreed upon disposition described above, pursuant to USSG § 8F1.1, Defendant understands and agrees that upon a finding by the Court that Defendant violated a condition of probation, including the failure to provide true and accurate information regarding any profit or gain from a sale of Defendant or its gas distribution business as described above in paragraph 5(c)(iii), the Court may extend the term of probation up to the time of the final sale of Defendant or its gas distribution business, impose more restrictive conditions of probation, or prior to the final sale of Defendant or its gas distribution business, revoke probation and resentence Defendant.

f.

The U.S. Attorney agrees that no consequence of any breach of this Plea Agreement or of any violation of a condition Defendant’s probation will be imposed upon a bona fide purchaser for value of Defendant or Defendant’s gas distribution business.

6.	No Further Prosecution of Defendant and No Prosecution of its Ultimate Parent Company, NiSource, Inc.

Under Fed. R. Crim. P. 11(c)(1)(A), the United States agrees that, other than the charges in the Information attached as Exhibit A, and pursuant to the Deferred Prosecution Agreement (the “DPA”) attached as Exhibit C, the U.S. Attorney shall not prosecute Defendant or NiSource for any conduct related to the allegations in the attached Information, the Event, or Defendant’s restoration work in the Merrimack Valley following the Event based on the facts and circumstances now known to the U.S. Attorney.

This provision is expressly contingent on: (i) the Court’s acceptance of the guilty plea of Defendant to the attached Information; (ii) Defendant’s agreement not to withdraw or otherwise challenge this Plea Agreement; (iii) Defendant’s performance of all of its obligations as set forth in this Plea Agreement prior to the sale of Defendant or its gas distribution business; and (iv) NiSource’s compliance with the DPA attached as Exhibit C. If Defendant’s guilty plea is withdrawn for any reason, or if Defendant should fail to perform an obligation under this Plea Agreement prior to the sale of Defendant or its gas distribution business, the U.S. Attorney, at his sole option, may render this Plea Agreement and the DPA attached as Exhibit C null and void.

While based on the information currently available to him, the U.S. Attorney does not intend to criminally prosecute any individual for violations of the Natural Gas Pipeline Safety Act, 49 U.S.C. § 60101 et seq. for the conduct related to the allegations in the attached Information, the Event, or Defendant’s and NiSource’s restoration work in the Merrimack Valley, the U.S. Attorney nonetheless reserves the right to prosecute any individual, including but not limited to present and former officers, directors, employees, and other agents of Defendant or NiSource.

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7.	Waiver of Right to Appeal and to Bring Future Challenge

(a)

Defendant has conferred with its attorney and understands that it has the right to challenge its conviction in the United States Court of Appeals for the First Circuit (“direct appeal”). Defendant also understands that, in some circumstances, Defendant may be able to challenge its conviction in a future proceeding (collateral or otherwise), such as pursuant to a motion under 28 U.S.C. § 2255 or 28 U.S.C. § 2241. Defendant waives any right to challenge Defendant’s conviction on direct appeal or in any future proceeding (collateral or otherwise).

(b)

Defendant has conferred with its attorney and understands that defendants ordinarily have a right to challenge in a direct appeal their sentences (including any orders relating to the terms and conditions of supervised release, fines, forfeiture, and restitution) and may sometimes challenge their sentences (including any orders relating to the terms and conditions of supervised release, fines, forfeiture, and restitution) in a future proceeding (collateral or otherwise). The rights that are ordinarily available to a defendant are limited when a defendant enters into a Rule 11(c)(1)(C) agreement. In this case, Defendant waives any rights Defendant may have to challenge the agreed-upon sentence (including any agreement relating to the terms and conditions of supervised release, fines, forfeiture, and restitution) on direct appeal and in a future proceeding (collateral or otherwise), such as pursuant to 28 U.S.C. § 2255 and 28 U.S.C. § 2241. Defendant also waives any right Defendant may have under 18 U.S.C. § 3582(c)(2) to ask the Court to modify the sentence, even if the USSG are later amended in a way that appears favorable to Defendant. Likewise, Defendant agrees not to seek to be resentenced with the benefit of any change to Defendant’s Criminal History Category that existed at the time of Defendant’s original sentencing. Defendant also agrees not to challenge the sentence in an appeal or future proceeding (collateral or otherwise) even if the Court rejects one or more positions advocated by any party at sentencing. In sum, Defendant understands and agrees that in entering into this Plea Agreement, the parties intend that Defendant will receive the benefits of the Plea Agreement and that the sentence will be final.

(c)

The U.S. Attorney agrees that he will not appeal the imposition by the Court of the sentence agreed to by the parties as set out in Paragraph 5, even if the Court rejects one or more positions advocated by either party at sentencing.

(d)

Regardless of the previous subparagraphs, Defendant reserves the right to claim that: (i) Defendant’s lawyer rendered ineffective assistance of counsel under Strickland v. Washington; or (ii) the prosecutor in this case engaged in misconduct that entitles Defendant to relief from Defendant’s conviction or sentence.

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8.	Forfeiture

Defendant hereby waives and releases any claims Defendant may have to any property seized by the United States, or seized by any state or local law enforcement agency and turned over to the United States, during the investigation and prosecution of this case, and consents to the forfeiture of all such assets.

9.	Civil Liability

By entering into this Plea Agreement, the U.S. Attorney does not compromise any civil liability, including but not limited to any tax liability, Defendant may have incurred or may incur as a result of Defendant’s conduct and plea of guilty to the charges specified in Paragraph 1 of this Plea Agreement.

10.	Withdrawal of Plea by Defendant or Rejection of Plea by Court

Should Defendant move to withdraw its guilty plea at any time, this Plea Agreement and the DPA attached as Exhibit C shall be null and void at the option of the U.S. Attorney. In addition, should the Court reject the parties’ agreed-upon disposition of the case or any other aspect of this Plea Agreement, this Plea Agreement and the DPA attached as Exhibit C shall be null and void at the option of either the U.S. Attorney or Defendant. In this event, Defendant agrees to waive any defenses based upon the statute of limitations, the constitutional protection against pre-indictment delay, and the Speedy Trial Act with respect to any and all charges that could have been timely brought or pursued as of the date of this Plea Agreement.

11.	Breach of Plea Agreement

If the U.S. Attorney determines that Defendant has failed to comply with any provision of this Plea Agreement, has engaged in any of the activities set forth in Paragraph 4(a)-(i) or has committed any crime following Defendant’s execution of this Plea Agreement, the U.S. Attorney may, at his sole option, be released from his commitments under this Plea Agreement and the DPA in their entirety by notifying Defendant, through counsel or otherwise, in writing. The U.S. Attorney may also pursue all remedies available to him under the law, regardless whether he elects to be released from his commitments under this Plea Agreement and/or the DPA. Further, the U.S. Attorney may pursue any and all charges which otherwise may have been brought against Defendant and/or have been, or are to be, dismissed pursuant to this Plea Agreement and/or the DPA. Defendant recognizes that its breach of any obligation under this Plea Agreement shall not give rise to grounds for withdrawal of Defendant’s guilty plea, but will give the U.S. Attorney the right to use against Defendant before any grand jury, at any trial or hearing, or for sentencing purposes, any statements made by Defendant and any information, materials, documents or objects provided by Defendant to the government, without any limitation, regardless of any prior agreements or understandings, written or oral, to the contrary. In this regard, Defendant hereby waives any defense to any charges the U.S. Attorney brings that Defendant might otherwise have based upon any statute of limitations, the constitutional protection against pre-indictment delay, or the Speedy Trial Act.

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12.	Who is Bound by Plea Agreement

This Agreement is only between Defendant and the U.S. Attorney for the District of Massachusetts. It does not bind the Attorney General of the United States or any other federal, state, or local prosecuting authorities.

13.	Corporate Authorization

Defendant shall provide to the U.S. Attorney and the Court a certified copy of a resolution of the Board of Directors of Defendant, affirming that the Board of Directors has authority to enter into the Plea Agreement and has (1) reviewed the Information in this case and the proposed Plea Agreement; (2) consulted with legal counsel in connection with the matter; (3) voted to enter into the proposed Plea Agreement; (4) voted to authorize Defendant to plead guilty to the charges specified in the Plea Agreement; and (5) voted to authorize Joseph Hamrock, Chief Executive Officer of NiSource, Inc., to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement.

14.	Modifications to Plea Agreement

This Agreement can be modified or supplemented only in a written memorandum signed by both parties, or through proceedings in open court.

If this letter accurately reflects the agreement between the U.S. Attorney and Defendant, please have Defendant sign the Acknowledgment of Plea Agreement below. Please also sign below as Witness. Return the original of this letter to Assistant U.S. Attorney Neil Gallagher.

Sincerely,

ANDREW E. LELLING
United States Attorney

By:	/s/ Fred M. Wyshak, Jr.
Fred M. Wyshak, Jr.
Chief, Public Corruption and Special Prosecutions Unit

/s/ Neil J. Gallagher, Jr.
Neil J. Gallagher, Jr. Evan Gotlob Assistant U.S. Attorneys

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Corporate Acknowledgment of Plea Agreement

The Board of Directors has authorized me to execute this Plea Agreement on behalf of Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts (“CMA”). The Board has read this letter of Agreement in its entirety and has discussed it fully with CMA’s attorney. The Board acknowledges that this letter fully sets forth CMA’s agreement with the U.S. Attorney. The Board further states that no additional promises or representations have been made to the Board by any officials of the United States in connection with this matter.

/s/ Joseph Hamrock
Joseph Hamrock
Chief Executive Officer
NiSource, Inc.

/s/ Kimberly Cuccia
Kimberly Cuccia
General Counsel
Bay State Gas, d/b/a Columbia Gas of Massachusetts

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I certify that Defendant’s Board of Directors has authority to enter into this Plea Agreement and has (1) reviewed the Information in this case and the proposed Plea Agreement; (2) consulted with legal counsel in connection with the matter; (3) voted to enter into the proposed Plea Agreement; (4) voted to authorize Defendant to plead guilty to the charges specified in the Plea Agreement; and (5) voted to authorize Joseph Hamrock, Chief Executive Officer of NiSource, Inc. and Kimberly Cuccia, General Counsel for Bay State Gas, d/b/a Columbia Gas of Massachusetts, to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement.

/s/ Alejandro N. Mayorkas, Esq.
Alejandro N. Mayorkas, Esq.
WilmerHale, LLP
Attorney for Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts

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EXHIBIT C

(Calculation of Profit, Gain or Loss)

For purposes of this Agreement, any such profit or gain shall mean the amount, if any, by which the net purchase price (after related costs and expenses) received by NiSource from the sale of CMA or its gas distribution business (hereinafter “A”), as the case may be, exceeds the total of:

(i)	the book value of CMA (including any liabilities assumed by the purchaser) or the business so purchased (excluding the book value of any CMA assets not included in the sale) (“hereinafter “B”);

(ii)	the charges for impairment of goodwill and other intangible assets related to CMA (hereinafter “C”); plus

(iii)	the aggregate amount of the liabilities of CMA not included in the sale (hereinafter “D”),

in each case specified in (i)-(iii) above, as reflected on the financial statements of NiSource as of December 31, 2019.

Stated another way, in sum:

 A (net purchase price)

– B (book value of assets) + C (impairment of good will/intangible assets) + D (aggregate amount of liabilities)

= gain or loss

The U.S. Attorney reserves the right to challenge the veracity, accuracy and proper application under GAAP of each of the above described assets and liabilities in parts B, C and D of the calculation.